As filed with the Securities and Exchange Commission on January 24, 2002
Investment Company Act File No. 811-09633

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT UNDER
THE INVESTMENT COMPANY ACT OF 1940

Amendment No. 3

(Check appropriate box or boxes)

Global Financial Services Master Trust

(Exact Name of Registrant as Specified in Charter)

800 Scudders Mill Road, Plainsboro, New Jersey 08536

(Address of Principal Executive Offices)

(609) 282-2800

(Registrant's Telephone Number, Including Area Code)

TERRY K. GLENN

800 Scudders Mill Road,
Plainsboro, New Jersey 08536
Mailing Address: P.O. Box 9011, Princeton, New Jersey 08543-9011
(Name and Address of Agent for Service)

Copies to:

Counsel for the Fund: Joel H. Goldberg, Esq. Shearman & Sterling 599 Lexington Avenue New York, NY 10022-6069	Philip L. Kirstein, Esq. FUND ASSET MANAGEMENT, L.P. P.O. Box 9011 Princeton, New Jersey 08543-9011

EXPLANATORY NOTE

      This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “Investment Company Act”). However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the “1933 Act”) because such interests will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may be made only by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts and certain other “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

      This Registration Statement has been prepared as a single document consisting of Parts A, B and C, none of which is to be used or distributed as a stand-alone document.

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PART A.  INFORMATION REQUIRED IN A PROSPECTUS

Item 4.  Investment Objective, Principal Investment Strategies, and Related Risks.

      Global Financial Services Master Trust (the “Trust”) is a no-load, open-end management investment company which was organized as a Delaware business trust on August 19, 1999. Global Financial Services Portfolio (“Global Financial Services Portfolio” or the “Portfolio”) is a separate portfolio (i.e., series) of the Trust. The Portfolio is a diversified investment company with an investment objective and related policies. There can, of course, be no assurance that the investment objective of the Portfolio can be achieved.

INVESTMENT OBJECTIVE AND PRINCIPAL INVESTMENT STRATEGIES

      The investment objective of the Portfolio is capital appreciation. In other words, it tries to choose investments that will increase in value. The Portfolio tries to achieve its goal by investing at least 65% of its assets in equity securities of U.S. and foreign financial services companies. Beginning July 1, 2002, the Portfolio will normally invest at least 80% of its assets in equity securities of U.S. and foreign financial services companies. The Portfolio considers a “financial services” company to be one that, in the most recent fiscal year, derived at least 50% of its revenues or earnings or devoted at least 50% of its assets to financial services. Financial services include banking, mortgage lending and servicing, securities and commodities trading, investment management, insurance, providing financial guarantees, leasing, credit card servicing and lending.

      The Portfolio will invest primarily in equity securities. Equity securities consist of:

      •  Common Stock

      •  Preferred Stock

      •  Securities convertible into common stock

      •  Derivatives, such as futures, forwards and options, the value of which is based on an index common stock, group of common stocks or currency.

      The Portfolio will focus on investing in common stocks. The Portfolio invests primarily in common stock of financial services companies that Portfolio management believes have the potential to increase in value. In managing the Portfolio, Portfolio management will focus primarily on industry allocation and stock selection.

      In choosing portfolio securities, Portfolio management emphasizes industries within the financial services sector that Portfolio management believes may outperform the market generally. An industry within the financial services sector may outperform that sector as a whole due to superior growth prospects, industry consolidation, ability to capitalize on or lesser vulnerability to stages of the business cycle, or changes in regulation. Portfolio management chooses individual investments within a financial services industry based on fundamental financial analysis, and seeks to identify financial services companies that are undervalued relative to the Portfolio's assessment of their future earnings potential. The Portfolio looks for companies with strong management, above-average per share earnings growth, high returns on capital, pricing flexibility, promising new products or leading market positions that the Portfolio believes have better prospects for earnings than are anticipated by other investors. The Portfolio also looks for companies in consolidating financial services industries that Portfolio management believes may benefit from consolidation.

      The Portfolio may also look for financial services companies that have the potential to prosper from deregulation or technological innovation. Historically, financial services and the companies that provide them have been highly regulated in many countries. Currently, many countries are moving to deregulate certain financial services industries, particularly securities dealing and brokerage, and permit greater competition. At the same time, technological innovations, such as the development of the internet, are changing the way services are provided in certain financial services industries. Deregulation and technological innovations may allow certain financial services companies to increase earnings at a faster rate. Deregulation and technological innovations, however, present both risks and opportunities for investors in financial services companies. Deregulation and technological innovation may result in certain financial services companies being able to expand and grow earnings, while others may be forced to defend their core businesses from increased competition and may therefore be less profitable.

      The Portfolio may invest in companies of any size, but it will focus mainly on large and medium-sized companies. As a global financial services fund, the Portfolio will make investments throughout the world, and there are no limits on the Portfolio's ability to invest in any country or geographic region. The Portfolio can invest primarily in U.S. securities, primarily in foreign securities, or partly in U.S. securities and partly in foreign securities. The Portfolio may invest in companies in emerging markets, but the Portfolio's management anticipates that a substantially greater portion of the Portfolio's investments will be in companies in developed countries. Currently, Portfolio management anticipates that the Portfolio will invest more of its assets in U.S. securities than in securities of any other single country.

      The Portfolio may invest in securities denominated in currencies other than the U.S. dollar. The Portfolio's return on investments denominated in foreign currencies will be affected by changes in currency exchange rates. The Portfolio may engage in currency transactions to seek to hedge against the risk of loss from changes in currency exchange rates, but Portfolio management cannot guarantee that it will be able to enter into such transactions or that such transactions will be effective. The Portfolio is not required to hedge and may choose not to do so.

      The Portfolio may invest up to 35% of its assets in nonconvertible debt securities under normal circumstances, and may invest a greater percentage of its assets in nonconvertible debt securities on occasion as a temporary defensive measure. The Portfolio will normally invest a portion of its assets in short-term debt securities, such as commercial paper. Short-term debt securities can be sold easily and have limited risk of loss, but earn only limited returns. The Portfolio invests in short-term debt securities in order to achieve short-term earnings when the Portfolio is unable to find enough attractive long-term investments; to reduce exposure to equities when Portfolio management believes it is advisable to do so; and to be able to meet redemptions, if necessary. During periods when the Portfolio is heavily invested in short-term debt securities, the Portfolio's investments in stocks will be limited and the Portfolio may be unable to meet its investment objective of capital appreciation. The Portfolio may also invest in longer-term nonconvertible debt securities, including low rated “junk” bonds, when it finds these investments to have capital appreciation opportunities equal to or greater than equities. The Portfolio will limit its investments in junk bonds to no more than 5% of its total assets.

      The Portfolio may invest in securities the potential return of which is based on the change in a specified interest rate or equity index (e.g., an “indexed note”). For example, the Portfolio may invest in a security that pays a variable amount of interest or principal based on the current level of a securities index, such as the Dow Jones Financial Industry Index. Certain indexed notes have greater sensitivity to changes in interest rates or equity index levels than other securities, and the Portfolio's investments in such instruments may decline in value significantly if interest rate or equity index levels move in a manner not anticipated by Portfolio management.

      The Portfolio may also use other derivatives, such as futures, forwards and options. Derivatives are financial instruments whose value is derived from another security, index or currency. The Portfolio may use derivatives for hedging purposes, including anticipatory hedges, and may also use indexed notes and options on securities to seek increased return.

      The Portfolio has no stated minimum holding period for investments and will buy or sell securities whenever Portfolio management sees an appropriate opportunity. The Portfolio does not consider potential tax consequences to Portfolio shareholders when it sells securities. Because the Portfolio has the flexibility to take advantage of short term investment opportunities, it may experience relatively high portfolio turnover during certain periods. High turnover increases the Portfolio's brokerage expenses and may affect shareholders' taxes by possibly increasing short-term capital gains or losses.

INVESTMENT RISKS

      This section contains a summary discussion of the risks of investing in the Portfolio. As with any mutual fund, there can be no guarantee that the Portfolio will meet its goals or that the Portfolio's performance will be positive over any period of time.

      Sector Risk — Sector risk is the risk that the Portfolio's concentration in the securities of financial services companies will expose the Portfolio to the price movements of companies in one industry more than a more broadly diversified mutual fund. Because the Portfolio invests primarily in one sector, there is the risk that the Portfolio will perform poorly during a downturn in that sector. An investment in the Portfolio is subject to the risks associated with financial services companies, as noted. The Portfolio should be considered a vehicle for diversification and should not be considered a balanced investment program by itself.

      When interest rates go up, the value of securities issued by many types of financial services companies generally goes down. In some countries, financial services and the companies that provide them are regulated by government entities, which can increase costs for new services or products and make it difficult to pass increased costs on to consumers. In certain areas, deregulation of financial services companies has resulted in increased competition and reduced profitability for certain companies.

      Market and Selection Risk — Market risk is the risk that the stock or bond markets in one or more countries in which the Portfolio invests will go down in value, including the possibility that the markets will go down sharply and unpredictably. Because the Portfolio invests in a single economic sector, the Portfolio's market risk is increased. Selection risk is the risk that the securities that Portfolio management selects will underperform the markets, the relevant indices or other funds with a similar investment objective and investment strategies.

      Interest Rate/Economic Cycle Risk — The profitability of many types of financial services companies may be adversely affected by rising interest rates, which may restrict the availability and increase the cost of capital, and declining economic conditions, which may cause credit losses due to financial difficulties of borrowers. Because many types of financial services companies are vulnerable to these economic circumstances, a large portion of the Portfolio's investments may lose value during such periods.

      Foreign Market Risk — Since the Portfolio may invest in foreign securities, it offers the potential for more diversification than an investment only in the United States. This is because securities traded on foreign markets have often (though not always) performed differently than securities in the United States. However, such investments involve special risks not present in U.S. investments that can increase the chances that the Portfolio will lose money. In particular, the Portfolio is subject to the risk that because there are generally fewer investors on foreign exchanges and a smaller number of shares traded each day, it may make it difficult for the Portfolio to buy and sell securities on those exchanges. In addition, prices of foreign securities may go up and down more than prices of securities traded in the United States. Investment in foreign securities may also involve the following risks, which are generally greater for investments in emerging markets:

•	The economies of certain foreign markets often do not compare favorably with that of the United States in respect to such issues as growth of gross national product, reinvestment of capital, resources and balance of payments position. Certain such economies may rely heavily on particular industries or foreign capital and are more vulnerable to diplomatic developments, the imposition of economic sanctions against a particular country or countries, changes in international trading patterns, trade barriers and other protectionist or retaliatory measures.

•	Investments in foreign markets may be adversely affected by governmental actions such as the imposition of capital controls, nationalization of companies or industries, expropriation of assets or the imposition of punitive taxes.

•	The governments of certain countries may prohibit or impose substantial restrictions on foreign investing in their capital markets or in certain industries. Any of these actions could severely affect security prices. They could also impair the Portfolio's ability to purchase or sell foreign securities or transfer its assets or income back into the United States, or otherwise adversely affect the Portfolio's operations.

•	Other foreign market risks include foreign exchange controls, difficulties in pricing securities, defaults on foreign government securities, difficulties in enforcing favorable legal judgments in foreign courts and political and social instability. Legal remedies available to investors in certain foreign countries may be less extensive than those available to investors in the United States or other foreign countries.

      Emerging Market Risks — The risks of foreign investments are usually much greater for emerging markets. Investments in emerging markets may be considered especially speculative. Emerging markets include those in countries defined as emerging or developing by the World Bank, the International Finance Corporation, or the United Nations. Emerging markets are riskier because they develop unevenly and may never fully develop. They are more likely to experience hyperinflation and currency devaluations, which adversely affects returns to U.S. investors. In addition, the securities markets in many of these countries have far lower trading volumes and less liquidity than developed markets. Since these markets are so small, they may be more likely to suffer sharp and frequent price changes or long-term price depression because of adverse publicity, investor perceptions, or the actions of a few large investors. In addition, traditional measures of investment value used in the United States, such as price to earnings ratios, may not apply to certain small markets.

      Many emerging markets have histories of political instability and abrupt changes in policies. As a result, their governments are more likely to take actions that are hostile or detrimental to private enterprise or foreign investment than those of more developed countries. Certain emerging markets may also face other significant internal or external risks, including the risk of war, and ethnic, religious, and racial conflicts. In addition, governments in many emerging market countries participate to a significant degree in their economies and securities markets, which may impair investment and economic growth.

      Certain Risks of Holding Portfolio Assets Outside the United States — The Portfolio generally holds its foreign securities and cash in foreign banks and securities depositories. Some foreign banks and securities depositories may be recently organized or new to the foreign custody business. In addition, there may be limited or no regulatory oversight over their operations. Also, the laws of certain countries may put limits on the Portfolio's ability to recover its assets if a foreign bank, depository or issuer of a security, or any of their agents, goes bankrupt. In addition, it is often more expensive for the Portfolio to buy, sell and hold securities in certain foreign markets than in the United States. The increased expense of investing in foreign markets reduces the amount the Portfolio can earn on its investments and typically results in a higher operating expense ratio for the Portfolio than for investment companies invested only in the United States.

      Settlement Risk — Settlement and clearance procedures in certain foreign markets may differ significantly from those in the United States. Foreign settlement procedures and trade regulations also may involve certain risks (such as delays in payment for or delivery of securities) not typically generated by the settlement of U.S. investments. Communications between the United States and emerging market countries may be unreliable, increasing the risk of delayed settlements or losses of security certificates. Settlements in certain foreign countries at times have not kept pace with the number of securities transactions; these problems may make it difficult for the Portfolio to carry out transactions. If the Portfolio cannot settle or is delayed in settling a purchase of securities, it may miss attractive investment opportunities and certain of its assets may be uninvested with no return earned thereon for some period. If the Portfolio cannot settle or is delayed in settling a purchase of securities, it may miss attractive investment opportunities and certain of its assets may be uninvested with no return earned thereon for some period. In addition, the Portfolio may lose money if the value of the security then declines or, if it has contracted to sell the security to another party, the Portfolio could be liable to that party for any losses incurred.

      European Economic and Monetary Union (“EMU”) — A number of European countries have entered into EMU in an effort to reduce trade barriers between themselves and eliminate fluctuations in their currencies. EMU established a single European currency (the euro) that was introduced on January 1, 1999 and is expected to replace the existing national currencies of all EMU participants by July 1, 2002. Certain securities (beginning with government and corporate bonds) were redenominated in the euro, and are traded and make dividend and other payments only in euros.

     Like other investment companies and business organizations, including the companies in which the Portfolio invests, the Portfolio could be adversely affected if the transition to the Euro, or EMU as a whole, does not proceed as planned or if a participating country withdraws from EMU.

      Currency Risk — Securities in which the Portfolio invests may be denominated or quoted in currencies other than the U.S. dollar. Changes in foreign currency exchange rates affect the value of the Portfolio's portfolio. Generally, when the U.S. dollar rises in value against a foreign currency, a security denominated in that currency loses value because the currency is worth fewer U.S. dollars. Conversely, when the U.S. dollar decreases in value against a foreign currency, a security denominated in the currency gains value because the currency is worth more U.S. dollars. This risk, generally known as “currency risk,” means that a stronger U.S. dollar will reduce returns for U.S. investors while a weak U.S. dollar will increase those returns.

      Governmental Supervision and Regulation/ Accounting Standards — Many foreign governments supervise and regulate stock exchanges, brokers and the sale of securities less than the United States does. Some countries may not have laws to protect investors the way that the U.S. securities laws do. For example, some foreign countries may have no laws or rules against insider trading. Insider trading occurs when a person buys or sells a company's securities based on non-public information about that company. Accounting standards in other countries are not necessarily the same as in the United States. If the accounting standards in another country do not require as much detail as U.S. accounting standards, it may be harder for Portfolio management to completely and accurately determine a company's financial condition. Also, brokerage commissions and other costs of buying or selling securities often are higher in foreign countries than they are in the United States. This reduces the amount the Portfolio can earn on its investments.

      Small Cap Securities Risk — Small cap companies may have limited product lines or markets. They may be less financially secure than larger, more established companies. They may depend on a smaller number of key personnel. If a product fails, or if management changes, or there are other adverse developments, the Portfolio's investment in a small cap company may lose substantial value.

      The securities of small cap companies generally trade in lower volumes and are subject to greater and more unpredictable price changes than the securities of larger, more established companies. Investing in smaller companies requires a long-term view.

      Borrowing and Leverage — The Portfolio may borrow for temporary emergency purposes including to meet redemptions. Borrowing may exaggerate changes in the net asset value of Portfolio shares and in the return on the Portfolio's portfolio. Borrowing will cost the Portfolio interest expense and other fees. The cost of borrowing may reduce the Portfolio's return. Certain securities that the Portfolio buys may create leverage, including, for example, options, warrants and indexed and inverse securities.

      Derivatives — The Portfolio may use derivative instruments including futures, forwards and options. Derivatives allow the Portfolio to increase or decrease its risk exposure more quickly and efficiently than other types of instruments. Derivatives are volatile and involve significant risks, including:

Leverage risk — the risk associated with certain types of investments or trading strategies (such as borrowing money to increase the amount of investments) that relatively small market movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.

Credit risk — the risk that the counterparty (the party on the other side of the transaction) on a derivative transaction will be unable to honor its financial obligation to the Portfolio.

Currency risk — the risk that changes in the exchange rate between currencies will adversely affect the value (in U.S. dollar terms) of an investment.

Liquidity risk — the risk that certain securities may be difficult or impossible to sell at the time that the seller would like or at the price that the seller believes the security is currently worth.

Index risk — If the derivative is linked to the performance of an index, it will be subject to the risks associated with changes in that index. If the index changes, the Portfolio could receive lower interest payments or experience a reduction in the value of the derivative to below what the Portfolio paid. Certain indexed securities, including inverse securities (which move in an opposite direction to the index), may create leverage, to the extent that they increase or decrease in value at a rate that is a multiple of the changes in the applicable index.

      The Portfolio may use derivatives, including anticipatory hedges, for hedging purposes. The Portfolio may also use indexed notes and write covered options to enhance income. Hedging is a strategy in which the Portfolio uses a derivative to offset the risks associated with other Portfolio holdings. While hedging can reduce losses, it can also reduce or eliminate gains or cause losses if the market moves in a different manner than anticipated by the Portfolio or if the cost of the derivative outweighs the benefit of the hedge. Hedging also involves the risk that changes in the value of the derivative will not match those of the holdings being hedged as expected by the Portfolio, in which case any losses on the holdings being hedged may not be reduced. There can be no assurance that the Portfolio's hedging strategy will reduce risk or that hedging transactions will be either available or cost effective. The Portfolio is not required to use hedging and may choose not to do so.

      Convertibles — Convertibles are generally debt securities or preferred stocks that may be converted into common stock. Convertibles typically pay current income as either interest (debt security convertibles) or dividends (preferred stocks). A convertible's value usually reflects both the stream of current income payments and the value of the underlying common stock. The market value of a convertible performs like a regular debt security; that is, if market interest rates rise, the value of a convertible usually falls. Since it is convertible into common stock, the convertible also has the same types of market and issuer risk as the underlying common stock.

      Securities Lending — Each Fund may lend securities with a value not exceeding 33 1/3% of its total assets to banks, brokers and other financial institutions. In return, each Fund receives collateral in cash or securities issued or guaranteed by the U.S. Government, which will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities. Each Fund Typically receives the income on the loaned securities but does not receive income on the collateral. Where a fund receives securities as collateral for the loaned securities, it collects a fee from the borrower. Where a Fund receives cash collateral, it may invest such collateral and retain the amount earned on such investment, net of any amount rebated to the borrower. Loans of securities are terminable at any time and the borrower, after notice, is required to return borrowed securities within the standard time period for settlement of securities transactions. Each Fund may pay reasonable finder's, lending agent, administrative and custodial fees in connection with its loans. In the event that the borrower defaults on its obligation to return borrowed securities because of insolvency or for any other reason, a Fund could experience delays and costs in gaining access to the collateral. A Fund could also suffer a loss in the vent of borrower default where the value of the collateral falls below the market value of the borrowed securities, or in the even of losses on investments made with cash collateral. The Trust has received an exemptive order from the Commission permitting it to lend portfolio securities to Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") or its affiliates, and to retain an affiliate of the Trust as lending agent. See "Portfolio Transactions and Brokerage."

      Illiquid Securities — The Portfolio may invest up to 15% of its net assets in illiquid securities that it cannot easily sell within seven days at current value or that have contractual or legal restrictions on resale. If the Portfolio buys illiquid securities it may be unable to quickly sell them or may be able to sell them only at a price below current value.

      Debt Securities — Debt securities, such as bonds, involve credit risk. This is the risk that the borrower will not make timely payments of principal and interest. The degree of credit risk depends on the issuer's financial condition and on the terms of the bonds. These securities are also subject to interest rate risk. This is the risk that the value of the security may fall when interest rates rise. In general, the market price of debt securities with longer maturities will go up or down more in response to changes in interest rates than the market price of shorter term securities.

Item 6.  Management, Organization, and Capital Structure.

INVESTMENT ADVISER

      Fund Asset Management L.P. (“FAM”) is the Investment Adviser or Manager and manages the Portfolio's investments and its business operations under the overall supervision of the Board of Trustees of Global Financial Services Master Trust. The Investment Adviser has the responsibility for making all investment decisions for the Portfolio.

      FAM and its affiliates manage portfolios with over $529 billion in assets for individuals and institutions seeking investments worldwide as of November 2001. This amount includes assets managed for FAM affiliates.

      With respect to the Global Financial Services Portfolio, the Investment Adviser is paid at the rate of .40 of 1% of the Portfolio's average daily net assets.

      James Ellman, a Managing Director of the Investment Advisor since 1999, as well as a Senior Vice President of the Trust and Merrill Lynch Global Financial Services Fund, Inc. and Senior Portfolio Manager of the Portfolio, is primarily responsible for the day-to-day management of the Portfolio's portfolio. Mr. Ellman was the portfolio manager for the AIM Global Financial Services Fund series of AIM Investment Funds, Inc., from May 31, 1995 to June 10, 1999.

CAPITAL STOCK

      Investors in the Trust have no preemptive or conversion rights and beneficial interests in the Trust are fully paid and non-assessable. The Trust has no current intention to hold annual meetings of investors, except to the extent required by the Investment Company Act, but will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Upon liquidation of the Trust or the Portfolio, investors would be entitled to share, in proportion to their investment in the Trust or Portfolio (as the case may be), in the assets of the Trust or Portfolio available for distribution to investors.

      The Trust is organized as a Delaware business trust and currently consists of one portfolio. Each investor is entitled to a vote in proportion to its investment in the Trust or the Portfolio (as the case may be). Investors in the Portfolio will participate equally in accordance with their pro rata interests in the earnings, dividends and assets of the Portfolio. The Trust reserves the right to create and issue interests in additional portfolios.

      Investments in the Trust may not be transferred except with the prior written consent of all of the Trustees, but an investor may withdraw all or any portion of its investment in the Portfolio on any day on which the New York Stock Exchange is open for trading at the net asset value as calculated at the close of trading (normally 4:00 p.m. Eastern Standard time). Additionally, an investor may transfer any or all of its investment to another current shareholder without the express prior written consent of the Trustees.

Item 7.  Shareholder Information.

PRICING

      The Portfolio calculates its net asset value (generally by using market quotations) each day the New York Stock Exchange (“NYSE”) is open (“Pricing Day”), as of the close of business on the NYSE based on prices at the time of closing. The NYSE generally closes at 4:00 p.m. Eastern time. The net asset value used in determining the price of an interest in the Portfolio is the next one calculated after the purchase or redemption order is placed. If events that materially affect the value of securities traded in other markets occur between the close of those markets and the close of business on the New York Stock Exchange, the Trust's Board of Trustees may value those securities at their fair value. Foreign securities owned by the Trust may trade on weekends or other days when the Trust does not price its shares. As a result, the Trust's net asset value may change on days when you will not be able to purchase or redeem the Trust's shares.

      Each investor in the Trust may add to or reduce its investment in a Portfolio on each Pricing Day. The value of each investor's beneficial interest in a Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, that represents that investor's share of the aggregate beneficial interests in such Portfolio. Any additions or withdrawals, which are to be effected on that day, will then be effected. The investor's percentage of the aggregate beneficial interests in a Portfolio will then be re-computed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in such Portfolio as of the close of business of the New York Stock Exchange on the next Pricing Day of the Portfolio.

PURCHASE OF SECURITIES

      Beneficial interests in the Trust are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio of the Trust may only be made by a limited number of institutional investors including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

      There is no minimum initial or subsequent investment in the Portfolio. However, because the Portfolio intends to be as fully invested at all times as is reasonably consistent with its investment objective and policies in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Portfolio's custodian bank by a Federal Reserve Bank) or in marketable securities acceptable to the Investment Adviser and consistent with the investment objective, policies and restrictions of the Portfolio.

      The Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

REDEMPTION

      An investor in the Trust may withdraw all or a portion of its investment in any Portfolio on any Pricing Day at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Portfolio. The proceeds of the withdrawal will be paid by the Portfolio normally on the business day on which the withdrawal is effected, but in any event within seven days. Investments in any Portfolio of the Trust may not be transferred without the prior written consent of all of the Trustees except that an investor may transfer any or all of its investment to another current shareholder without such consent.

  Tax Consequences.

      Under the anticipated method of operation of the Portfolio, the Portfolio will be treated as a separate entity for federal income tax purposes which will have the status of a partnership pursuant to Treasury Regulation Section 301.7701-3(b)(1). Thus, the Portfolio will not be subject to any federal income tax. Based upon the status of the Portfolio as a partnership, each investor in the Portfolio will be taxed on its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Code and Treasury Regulations promulgated thereunder.

      It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in any Portfolio will be able to satisfy the requirements of Subchapter M of the Code assuming that the investor invested all of its assets in the Portfolio.

Item 8.  Distribution Arrangements.

      Investments in the Portfolio will be made without a sales load. All investments are made at net asset value next determined after an order is received by the Portfolio. The net asset value of the Portfolio is determined on each Pricing Day. The Trust's placement agent is FAM Distributors, Inc.

PART B.  INFORMATION REQUIRED IN A STATEMENT OF ADDITIONAL INFORMATION

Item 10.  Cover Page and Table of Contents.

      Global Financial Services Master Trust (the “Trust”) currently consists of one portfolio: Global Financial Services Portfolio (“Global Financial Services Portfolio” or the “Portfolio”). This statement of Additional Information is not a Prospectus and should be read in conjunction with the Prospectus of the Portfolio, dated January 24, 2002 (the “Prospectus”).

      The Registration Statement has been prepared as a single document consisting of Parts A, B, and C, none of which are to be used or distributed as a stand-alone document. This Registration Statement has been filed with the Securities and Exchange Commission (the “Commission”) and copies can be obtained, without charge, by calling the Trust at (800) 637-3863, or by writing to Global Financial Services Master Trust, P.O. Box 9011, Princeton, New Jersey 08543-9011 or by writing to the Trust's Placement Agent, FAM Distributors, Inc. (“FAMD”), P.O. Box 9081, Princeton, New Jersey 08543-9081.

      A consolidated table of contents for this Registration Statement is included on page ii.

      The date of this Statement of Additional Information is January 24, 2002.

Item 11.  Trust History.

      The Trust is a Delaware business trust organized on August 19, 1999. Global Financial Services Portfolio is a separate portfolio (i.e., series) of the Trust.

Item 12.  Description of the Portfolio and its Investments and Risks.

      The Trust is a diversified, open-end management investment company. The investment objective of the Portfolio is capital appreciation. The Portfolio tries to achieve its objective by investing at least 65% of its assets in equity securities of U.S. and foreign financial services companies. Beginning July 1, 2002, the Portfolio normally will invest at least 80% of its assets in equity securities of U.S. and foreign financial services companies. The Portfolio considers a “financial services” company to be one that, in the most recent fiscal year, derived at least 50% of its revenues or earnings or devoted at least 50% of its assets to financial services. Financial services include banking, mortgage lending and servicing, securities and commodities trading, investment management, insurance, providing financial guarantees, leasing, credit card servicing and lending. There can be no guarantee that the Portfolio will achieve its goal.

      The investment objective of the Portfolio is a fundamental policy of the Portfolio, which may not be changed without a vote of a majority of its outstanding interests as defined below. The investment objective and policies are described in more detail in Part A.

      Because Fund Asset Management (“FAM” or the “Investment Adviser”) manages the Portfolio's assets by investing primarily in a specific economic sector, the Portfolio may be more susceptible than a more widely diversified fund to any single economic, political or regulatory occurrence or to changes in the financial condition of issuers in a single industry within that sector.

      The Portfolio may invest in the securities of foreign issuers in the form of American Depositary Receipts (“ADRs”), European Depositary Receipts (“EDRs”), Global Depositary Receipts (“GDRs”) or other securities convertible into securities of foreign issuers. These securities may not necessarily be denominated in the same currency as the securities into which they may be converted. ADRs are receipts typically issued by an American bank or trust company that evidence ownership of underlying securities issued by a foreign corporation. EDRs are receipts issued in Europe that evidence a similar ownership arrangement. Generally, ADRs, which are issued in registered form, are designed for use in the United States securities markets and EDRs, which are issued in bearer form, are designed for use in European securities markets. GDRs are tradeable both in the U.S. and Europe and are designed for use throughout the world.

      The Portfolio generally will invest without regard to tax considerations applicable to its shareholders and therefore its interests may appeal particularly to investors for whom current tax liability is not a major consideration such as employee benefit plans and individual retirement accounts (“IRAs”).

Because the Portfolio is designed for investors for whom current tax liability is not a consideration, the Portfolio has the flexibility to take advantage of short term investment opportunities when determined appropriate by the Investment Adviser.

      Investment emphasis will be on equities, primarily common stocks and, to a lesser extent, securities convertible into common stocks, preferred stock and other instruments the return on which is linked to the performance of a common stock or a basket or index of common stocks (“equity securities”). The Portfolio also may invest in convertible and non-convertible debt securities, including up to 5% of its assets in debt securities rated below investment grade by a nationally recognized rating agency (e.g., rated below Baa by Moody's Investors Services, Inc. (“Moody's”) or BBB by Standard & Poor's Ratings Group (“S&P”)) or in unrated debt securities that, in the judgment of the Investment Adviser, possess similar credit characteristics as debt securities rated investment grade or debt securities rated below investment grade (commonly known as “junk bonds”). For a description of ratings of debt securities, see the Appendix.

      The Portfolio will at all times, except during temporary defensive periods, or during extraordinary periods to meet redemptions, maintain at least 65% (beginning July 1, 2002, normally at least 80%) of its net assets invested in equity securities. The Portfolio may also invest up to 20% of its total assets under normal circumstances and in excess of 20% of its total assets during temporary defensive periods, or during extraordinary periods to meet redemptions, in other types of securities, including, debt securities, short term U.S. Government securities, money market securities, and repurchase agreements, and cash or cash equivalents, in such proportions as, in the opinion of the Investment Adviser, prevailing market or economic conditions warrant.

      Inasmuch as the Portfolio is authorized to invest in bonds and other fixed income securities, it is important to note that the portion of the Portfolio's net asset value attributable to such securities may fall when interest rates rise and may rise when interest rates fall. In general, fixed income securities with longer maturities will be subject to greater volatility resulting from interest rate fluctuations than will fixed income securities with shorter maturities.

      The Portfolio's investment objective and policies are described in Part A. Certain types of securities in which the Portfolio may invest and certain investment practices that the Portfolio may employ are discussed more fully below. There can be no guarantee that the Portfolio will achieve its objective.

Other Investment Policies, Practices, and Risk Factors

Convertible Securities

      Convertible securities entitle the holder to receive interest payments paid on corporate debt securities or the dividend preference on a preferred stock until such time as the convertible security matures or is redeemed or until the holder elects to exercise the conversion privilege. Synthetic convertible securities may be either (i) a debt security or preferred stock that may be convertible only under certain contingent circumstances or that may pay the holder a cash amount based on the value of shares of underlying common stock partly or wholly in lieu of a conversion right (a “Cash-Settled Convertible”) or (ii) a combination of separate securities chosen by the Investment Adviser in order to create the economic characteristics of a convertible security, i.e., a fixed income security paired with a security with equity conversion features, such as an option or warrant (a “Manufactured Convertible”) or (iii) a synthetic security manufactured by another party.

      The characteristics of convertible securities include the potential for capital appreciation as the value of the underlying common stock increases, the relatively high yield received from dividend or interest payments as compared to common stock dividends and decreased risks of decline in value relative to the underlying common stock due to their fixed income nature. As a result of the conversion feature, however, the interest rate or dividend preference on a convertible security is generally less than would be the case if the securities were issued in nonconvertible form.

      In analyzing convertible securities, the Investment Adviser will consider, among other things, the yield on the convertible security relative to its credit quality and the potential capital appreciation that is offered by the underlying common stock.

      Even in cases where a substantial portion of the convertible securities held by the Portfolio are denominated in United States dollars, the underlying equity securities may be quoted in the currency of the country where the issuer is domiciled. With respect to convertible securities denominated in a currency different from that of the underlying equity securities, the conversion price may be based on a fixed exchange rate established at the time the security is issued. As a result, fluctuations in the exchange rate between the currency in which the debt security is denominated and the currency in which the share price is quoted will affect the value of the convertible security. As discussed below, the Portfolio is authorized to enter into foreign currency hedging transactions in which it may seek to reduce the effect of such fluctuations.

      Apart from currency considerations, the value of convertible securities is influenced by both the yield of nonconvertible securities of comparable issuers and by the value of the underlying common stock. The value of a convertible security viewed without regard to its conversion feature (i.e., strictly on the basis of its yield) is sometimes referred to as its “investment value.” To the extent interest rates change, the investment value of the convertible security typically will fluctuate. However, at the same time, the value of the convertible security will be influenced by its “conversion value,” which is the market value of the underlying common stock that would be obtained if the convertible security were converted. Conversion value fluctuates directly with the price of the underlying common stock. If, because of a low price of the common stock, the conversion value will be substantially below the investment value of the convertible security, the price of the convertible security will be governed principally by its investment value.

      To the extent the conversion value of a convertible security increases to a point that approximates or exceeds its investment value, the price of the convertible security will be influenced principally by its conversion value. A convertible security will sell at a premium over the conversion value to the extent investors place value on the right to acquire the underlying common stock while holding a fixed income security. The yield and conversion premium of convertible securities issue in Japan and the Euromarket are frequently determined at levels that cause the conversion value to affect their market value more than the securities' investment value.

      Holders of convertible securities generally have a claim on the assets of the issuer prior to the common stockholders but may be subordinated to other debt securities of the same issuer. A convertible security may be subject to redemption at the option of the issuer at a price established in the charter provision, indenture or other governing instrument pursuant to which the convertible security was issued. If a convertible security held by the Portfolio is called for redemption, the Portfolio will be required to redeem the security, convert it into the underlying common stock or sell it to a third party. Certain convertible debt securities may provide a put option to the holder which entitles the holder to cause the security to be redeemed by the issuer at a premium over the stated principal amount of the debt security under certain circumstances.

      As indicated above, synthetic convertible securities may include either Cash-Settled Convertibles or Manufactured Convertibles. Cash-Settled Convertibles are instruments that are created by the issuer and have the economic characteristics of traditional convertible securities but may not actually permit conversion into the underlying equity securities in all circumstances. As an example, a private company may issue a Cash-Settled Convertible that is convertible into common stock only if the company successfully completes a public offering of its common stock prior to maturity and otherwise pays a cash amount to reflect any equity appreciation. Manufactured Convertibles are created by the Investment Adviser by combining separate securities that possess one of the two principal characteristics of a convertible security, i.e., fixed income (“fixed income component”) or a right to acquire equity securities (“convertible component”). The fixed income component is achieved by investing in nonconvertible fixed income securities, such as nonconvertible bonds, preferred stocks and money market instruments. The convertibility component is achieved by investing in call options, warrants, or other securities with equity conversion features (“equity features”) granting the holder the right to purchase a specific quantity of the underlying stocks within a specified period of time at a specified price or, in the case of a stock index option, the right to receive a cash payment based on the value of the underlying stock index.

Foreign Investment Risks

      Foreign Market Risk. Because the Portfolio may invest a substantial portion of its total assets in foreign securities, the Portfolio offers the potential for more diversification than an investment only in the United States. This is because prices of securities traded on foreign markets have often, though not always, moved independently of prices in the United States. Foreign security investment, however, involves special risks not present in U.S. investments that can increase the chances that the Portfolio will lose money. In particular, the Portfolio is subject to the risk that because there are generally fewer investors on foreign exchanges and a smaller number of shares traded each day, it may make it difficult for the Portfolio to buy and sell securities on those exchanges. In addition, prices of foreign securities may fluctuate more than prices of securities traded in the United States.

      Foreign Economy Risk. The economies of certain foreign markets often do not compare favorably with the economy of the United States with respect to such issues as growth of gross national product, reinvestment of capital, resources, and balance of payments position. Certain such economies may rely heavily on particular industries or foreign capital and are more vulnerable to diplomatic developments, the imposition of economic sanctions against a particular country or countries, changes in international trading patterns, trade barriers, and other protectionist or retaliatory measures. Investments in foreign markets may also be adversely affected by governmental actions such as the imposition of capital controls, nationalization of companies or industries, expropriation of assets, or the imposition of punitive taxes. In addition, the governments of certain countries may prohibit or impose substantial restrictions on foreign investing in their capital markets or in certain industries. Any of these actions could severely affect security prices, impair the Portfolio's ability to purchase or sell foreign securities or transfer the Portfolio's assets or income back into the United States, or otherwise adversely affect the Portfolio's operations. Other foreign market risks include foreign exchange controls, difficulties in pricing securities, defaults on foreign government securities, and political and social instability. Legal remedies and enforcement procedures available to investors in foreign countries may be less extensive than those available to investors in the United States.

      Currency Risk. Securities in which the Portfolio invests may be denominated or quoted in currencies other than the U.S. dollar. Changes in foreign currency exchange rates affect the value of the Portfolio's portfolio. Generally, when the U.S. dollar rises in value against a foreign currency, a security denominated in that currency loses value because the currency is worth fewer U.S. dollars. Conversely, when the U.S. dollar decreases in value against a foreign currency, a security denominated in that currency gains value because the currency is worth more U.S. dollars. This risk is generally known as “currency risk,” which means that a strong U.S. dollar will reduce returns for U.S. investors while a weak U.S. dollar will increase those returns.

      European Economic and Monetary Union. For a number of years, certain European countries have been seeking economic unification that would, among other things, reduce barriers between countries, increase competition among companies, reduce government subsidies in certain industries, and reduce or eliminate currency fluctuations among these European countries. The Treaty on European Union (the “Maastricht Treaty”) seeks to set out a framework for the European Economic and Monetary Union (“EMU”) among the countries that comprise the European Union (“EU”). Among other things, EMU establishes a single common European currency (the “euro”) that was introduced on January 1, 1999. The national currencies of the EMU countries became subdenominated to the euro at that time. The use of notes and coins of the relevant national currencies will be phased out by July 1, 2002. Certain securities issued in participating EU countries (beginning with government and corporate bonds) have been redenominated in the euro, and are listed, traded, and make dividend and other payments only in euros.

      No assurances can be given the EMU will continue to proceed as planned, take full effect, that all of the changes planned for the EU can be successfully implemented, or that these changes will result in the economic and monetary unity and stability intended. There is a possibility that the EMU will not be completed, or will be completed but then partially or completely unwound. Because any participating country may opt out of EMU within the first three years, it is also possible that a significant participant could choose to abandon EMU, which could diminish its credibility and influence. Any of these occurrences could have adverse effects on the markets of both participating and non-participating countries, including sharp appreciation or depreciation of the participants' national currencies and a significant increase in exchange rate volatility, a resurgence in economic protectionism, an undermining of confidence in the European markets, an undermining of European economic stability, the collapse or slowdown of the drive toward European economic unity, and/or reversion of the attempts to lower government debt and inflation rates that were introduced in anticipation of EMU. Also, withdrawal from EMU by an initial participant could cause disruption of the financial markets as securities redenominated in euros are transferred back into that country's national currency, particularly if the withdrawing country is a major economic power. Such developments could have an adverse impact on the Portfolio's investments in Europe generally or in specific countries participating in EMU. Gains or losses resulting from euro conversion may be taxable to Portfolio shareholders under foreign or, in certain limited circumstances, U.S. tax laws.

      Governmental Supervision and Regulation/ Accounting Standards. Many foreign governments may supervise and regulate stock exchanges, brokers and the sale of securities less stringently than the United States does and do not have the same laws to protect investors the way that the U.S. securities laws do. For example, some foreign countries may have no laws or rules against insider trading. Insider trading occurs when a person buys or sells a company's securities based on non-public information about that company. Accounting standards in other countries are not necessarily the same as in the United States. If the accounting standards in another country do not require as much detail as U.S. accounting standards, it may be harder for Portfolio management to completely and accurately determine a company's financial condition. Also, brokerage commissions and other costs of buying or selling securities often are higher in foreign countries than they are in the United States, which reduces the amount the Portfolio can earn on its investments.

      Certain Risks of Holding Portfolio Assets Outside the United States. The Portfolio generally holds its foreign securities and cash in foreign banks and securities depositories. Some foreign banks and securities depositories may be recently organized or new to the foreign custody business. In addition, there may be limited or no regulatory oversight over their operations. Also, the laws of certain countries may put limits on the Portfolio's ability to recover its assets if a foreign bank, depository or issuer of a security, or any of their agents, goes bankrupt. In addition, it is often more expensive for the Portfolio to buy, sell and hold securities in certain foreign markets than in the United States. The increased expense of investing in foreign markets reduces the amount the Portfolio can earn on its investments and typically results in a higher operating expense ratio for the Portfolio than for investment companies invested only in the United States.

      Settlement Risk. The Portfolio may invest in debt obligations ("governmental entities''). Settlement and clearance procedures in certain foreign markets differ significantly from those in the United States and may involve certain risks not typically generated by the settlement of U.S. investments. Communications between the United States and emerging market countries may be unreliable, increasing the risk of delayed settlements or losses of security certificates. Settlements in certain foreign countries at times have not kept pace with the number of securities transactions; these problems may make it difficult for the Portfolio to carry out transactions. If the Portfolio cannot settle or is delayed in settling a purchase of securities, it may miss attractive investment opportunities and certain of its assets may be uninvested with no return earned thereon for some period. If the Portfolio cannot settle or is delayed in settling a sale of securities, it may lose money if the value of the security then declines or, if it has contracted to sell the security to another party, the Portfolio could be liable to that party for any losses incurred.

      Sovereign debt — The Portfolio may invest in debt obligations ("sovereign debt'') issued or guaranteed by foreign governments or their agencies or instrumentalities ("governmental entities''). Investment in sovereign debt may involve a high degree of risk. The governmental entity that controls the repayment of sovereign debt may not be able or willing to repay the principal and/or interest when due in accordance with the terms of such debt. A governmental entity's willingness or ability to repay principal and interest due in a timely manner may be affected by, among other factors, its cash flow situation, the extent of its foreign reserves, the availability of sufficient foreign exchange on the date a payment is due, the relative size of the debt service burden to the economy as a whole, the government entity's policy towards the International Monetary Fund and the political constraints to which a governmental entity may be subject. Governmental entities may also be dependent on expected disbursements from foreign governments, multilateral agencies and others abroad to reduce principal and interest arrearages on their debt. The commitment on the part of these governments, agencies and others to make such disbursements may be conditioned on a governmental entity's implementation of economic reforms and/or economic performance and the timely service of such debtor's obligations. Failure to implement such reforms, achieve such levels of economic performance or repay principal or interest when due may result in the cancellation of such third parties' commitments to lend funds to the governmental entity, which may further impair such debtor's ability or willingness to timely service its debts. Consequently, governmental entities may default on their sovereign debt.

      Holders of sovereign debt may be requested to participate in the rescheduling of such debt and to extend further loans to governmental entities. In the event of a default by the issuer, the Trust may have few or no effective legal remedies for collecting on such debt.

      Investment in Emerging Markets. The Portfolio has the ability to invest in the securities of issuers domiciled in various countries with emerging capital markets. Specifically, a country with an emerging capital market is any country that the World Bank, the International Finance Corporation, the United Nations or its authorities has determined to have a low or middle income economy. Countries with emerging markets can be found in regions such as Asia, Latin America, Eastern Europe and Africa.

      Investments in the securities of issuers domiciled in countries with emerging capital markets involve certain additional risks not involved in investments in securities of issuers in more developed capital markets, such as (i) low or non-existing trading volume, resulting in a lack of liquidity and increased volatility in prices for such securities, as compared to securities of comparable issuers in more developed capital markets, (ii) uncertain national policies and social, political and economic instability, increasing the potential for expropriation of assets, confiscatory taxation, high rates of inflation or unfavorable diplomatic developments, (iii) possible fluctuations in exchange rates, differing legal systems and the existence or possible imposition of exchange controls, custodial restrictions or other foreign or U.S. governmental laws or restrictions applicable to such investments, (iv) national policies that may limit the Portfolio's investment opportunities such as restrictions on investment in issuers or industries deemed sensitive to national interests, and (v) the lack or relatively early development of legal structures governing private and foreign investments and private property. In addition to withholding taxes on investment income, some countries with emerging markets may impose differential capital gains taxes on foreign investors.

      Such capital markets are emerging in a dynamic political and economic environment brought about by events over recent years that have reshaped political boundaries and traditional ideologies. In such a dynamic environment, there can be no assurance that these capital markets will continue to present viable investment opportunities for the Portfolio. In the past, governments of such nations have expropriated substantial amounts of private property, and most claims of the property owners have never been fully settled. There is no assurance that such expropriations will not reoccur. In such an event, it is possible that the Portfolio could lose the entire value of its investments in the affected markets.

      Also, there may be less publicly available information about issuers in emerging markets than would be available about issuers in more developed capital markets, and such issuers may not be subject to accounting, auditing and financial reporting standards and requirements comparable to those to which U.S. companies are subject. In certain countries with emerging capital markets, reporting standards vary widely. As a result, traditional investment measurements used in the U.S., such as price/earnings ratios, may not be applicable. Emerging market securities may be substantially less liquid and more volatile than those of mature markets, and companies may be held by a limited number of persons. This may adversely affect the timing and pricing of the Portfolio's acquisition or disposal of securities.

      Practices in relation to settlement of securities transactions in emerging markets involve higher risks than those in developed markets, in part because the Portfolio will need to use brokers and counterparties that are less well capitalized, and custody and registration of assets in some countries may be unreliable.

      In Russia, for example, registrars are not subject to effective government supervision nor are they always independent from issuers. The possibility of fraud, negligence, undue influence being exerted by the issuer or refusal to recognize ownership exists, which along with other factors could result in the registration being completely lost. Therefore, investors should be aware that the Portfolio would absorb any loss resulting from these registration problems and may have no successful claim for compensation. Some of these concerns may also exist in other emerging capital markets.

Small Cap Companies

      Securities of Smaller or Emerging Growth Companies. The securities of smaller or emerging growth companies may be subject to more abrupt or erratic market movements than larger, more established companies or the market average in general. These companies may have limited product lines, markets or financial resources, or they may be dependent on a limited management group. Because of these factors, the Portfolio believes that its shares may be suitable for investment by persons who can invest without concern for current income and who are in a financial position to assume above-average investment risk. It is not intended as a complete investment program but is designed for those long-term investors who are prepared to experience above-average fluctuations in net asset value.

      Investment in small cap or emerging growth companies may offer greater opportunities for capital appreciation than large cap issuers. However, investments in these companies may involve greater risks and thus may be considered more speculative. Management believes that properly selected companies of this type have the potential to increase their earnings or market valuation at a rate substantially in excess of the general growth of the economy. Full development of these companies and trends frequently takes time and, for this reason, the Portfolio should be considered as a long-term investment and not as a vehicle for seeking short-term profits.

      The securities of this type in which the Portfolio invests will often be traded only in the over-the-counter market or on a regional securities exchange and may not be traded every day or in the volume typical of trading on a national securities exchange. As a result, the disposition by the Portfolio of portfolio securities to meet redemptions or otherwise may require the Portfolio to sell these securities at a discount from market prices or during periods when in management's judgment such disposition is not desirable or to make many small sales over a lengthy period of time.

      While the process of selection and continuous supervision by management does not, of course, guarantee successful investment results, it does provide access to an asset class not available to the average individual due to the time and cost involved. Careful initial selection is particularly important in this area as many new enterprises have promise but lack certain of the fundamental factors necessary to prosper. Investing in small and emerging growth companies requires specialized research and analysis. In addition, many investors cannot invest sufficient assets in such companies to provide wide diversification.

      Small companies are generally little known to most individual investors although some may be dominant in their respective industries. Management of the Portfolio believes that relatively small companies will continue to have the opportunity to develop into significant business enterprises. The Portfolio may invest in securities of small issuers in the relatively early stages of business development which have a new technology, a unique or proprietary product or service, or a favorable market position. Such companies may not be counted upon to develop into major industrial companies, but management believes that eventual recognition of their special value characteristics by the investment community can provide above-average long-term growth to the Portfolio.

      Equity securities of specific small cap issuers may present different opportunities for long-term capital appreciation during varying portions of economic or securities markets cycles, as well as during varying stages of their business development. The market valuation of small cap issuers tends to fluctuate during economic or market cycles, presenting attractive investment opportunities at various points during these cycles.

      Smaller companies, due to the size and kinds of markets that they serve, may be less susceptible than large companies to intervention from the Federal government by means of price controls, regulations or litigation.

Derivatives

      The Portfolio may use instruments referred to as Derivatives. Derivatives are financial instruments the value of which is derived from another security, a commodity (such as gold or oil) a currency or an index (a measure of value or rates, such as the Standard & Poor's 500 Index or the prime lending rate). Derivatives allow the Portfolio to attempt to increase or decrease the level of risk to which the Portfolio is exposed more quickly and efficiently than transactions in other types of instruments.

      Hedging. The Portfolio may use Derivatives for hedging purposes. Hedging is a strategy in which a Derivative is used to offset the risks associated with other holdings. Losses on the other investment may be substantially reduced by gains on a Derivative that reacts in an opposite manner to market movements. While hedging can reduce losses, it can also reduce or eliminate gains or cause losses if the market moves in a different manner than anticipated by the Portfolio or if the cost of the Derivative outweighs the benefit of the hedge. Hedging also involves the risk that changes in the value of the Derivative will not match those of the holdings being hedged as expected by the Portfolio, in which case, for example, any losses on the holdings being hedged may not be reduced and could be increased. While the Portfolio's use of hedging strategies, if any, is intended to reduce the volatility of the net asset value of its shares, the net asset value of the Portfolio's shares will fluctuate. Furthermore, the Portfolio will only engage in hedging activities from time to time and may not necessarily be engaging in hedging activities when movements in interest rates or in equity, debt and current markets occur. There can be no assurance that the Portfolio's hedging transactions, if any, will be effective.

      The Portfolio may also use indexed notes and write covered options to seek increased return.

      The Portfolio may use Derivative instruments and trading strategies, including the following:

  Indexed Securities

      The Portfolio may invest in securities the potential return of which is based on an index. As an illustration, the Portfolio may invest in a debt security that pays interest based on the current value of an interest rate index, such as the prime rate. The Portfolio may also invest in a debt security which returns principal at maturity based on the level of a securities index or a basket of securities, or based on the relative changes of two indices. Indexed securities involve credit risk, and certain indexed securities may involve currency risk, leverage risk and liquidity risk. The Portfolio may invest in indexed securities for both hedging purposes and to seek increased return. When used for hedging purposes, indexed securities involve correlation risk.

  Options on Securities and Securities Indices

      Purchasing Put Options. For hedging purposes, the Portfolio may purchase put options on securities held in its portfolio or securities or interest rate indices that are correlated with securities held in its portfolio. When the Portfolio purchases a put option, in consideration for an up front payment (the “option premium”) the Portfolio acquires a right to sell to another party specified securities owned by the Portfolio at a specified price (the “exercise price”) on or before a specified date (the “expiration date”), in the case of an option on securities, or to receive from another party a payment based on the amount a specified securities index declines below a specified level on or before the expiration date, in the case of an option on a securities index. The purchase of a put option limits the Portfolio's risk of loss in the event of a decline in the market value of the portfolio holdings underlying the put option prior to the option's expiration date. If the market value of the portfolio holdings associated with the put option increases rather than decreases, however, the Portfolio will lose the option premium and will consequently realize a lower return on the portfolio holdings than would have been realized without the purchase of the put. Purchasing a put option may involve correlation risk, and may also involve liquidity and credit risk.

      Purchasing Call Options. The Portfolio may also purchase call options on securities it intends to purchase or securities or interest rate indices, which are correlated with the types of securities it intends to purchase. When the Portfolio purchases a call option, in consideration for the option premium the Portfolio acquires a right to purchase from another party specified securities at the exercise price on or before the expiration date, in the case of an option on securities, or to receive from another party a payment based on the amount a specified securities index increases beyond a specified level on or before the expiration date, in the case of an option on a securities index. The purchase of a call option may protect the Portfolio from having to pay more for a security as a consequence of increases in the market value for the security during a period when the Portfolio is contemplating its purchase, in the case of an option on a security, or attempting to identify specific securities in which to invest in a market the Portfolio believes to be attractive, in the case of an option on an index (an “anticipatory hedge”). In the event the Portfolio determines not to purchase a security underlying a call option, however, the Portfolio may lose the entire option premium. Purchasing a call option involves correlation risk, and may also involve liquidity and credit risk.

      The Portfolio is also authorized to purchase put or call options in connection with closing out put or call options it has previously sold. However, the Portfolio will not purchase options on securities if, as a result of such purchase, the aggregate cost (option plus premiums paid) of all outstanding options on securities held by the Fund would exceed 5% of the market value of the Portfolio's total assets.

      Writing Call Options. The Portfolio may write (i.e., sell) call options on securities held in its portfolio or securities indices, the performance of which is substantially correlated with securities held in its portfolio. When the Portfolio writes a call option, in return for an option premium, the Portfolio gives another party the right to buy specified securities owned by the Portfolio at the exercise price on or before the expiration date, in the case of an option on securities, or agrees to pay to another party an amount based on any gain in a specified securities index beyond a specified level on or before the expiration date, in the case of an option on a securities index. The Portfolio may write call options to earn income, through the receipt of option premiums; the Portfolio may write call options on securities indices for hedging purposes. In the event the party to which the Portfolio has written an option fails to exercise its rights under the option because the value of the underlying securities is less than the exercise price, the Portfolio will partially offset any decline in the value of the underlying securities through the receipt of the option premium. By writing a call option, however, the Portfolio limits its ability to sell the underlying securities, and gives up the opportunity to profit from any increase in the value of the underlying securities beyond the exercise price, while the option remains outstanding. Writing a call option may involve correlation risk.

      Writing Put Options. The Portfolio may also write put options on securities or securities indices. When the Portfolio writes a put option, in return for an option premium the Portfolio gives another party the right to sell to the Portfolio a specified security at the exercise price on or before the expiration date, in the case of an option on a security, or agrees to pay another party an amount based on any decline in a specified securities index below a specified level on or before the expiration date, in the case of an option on a securities index. The Portfolio may write put options to earn income, through the receipt of option premiums; the Portfolio may write put options on securities indices for hedging purposes. In the event the party to which the Portfolio has written an option fails to exercise its rights under the option because the value of the underlying securities is greater than the exercise price, the Portfolio will profit by the amount of the option premium. By writing a put option, however, the Portfolio will be obligated to purchase the underlying security at a price that may be higher than the market value of the security at the time of exercise as long as the put option is outstanding, in the case of an option on a security, or make a cash payment reflecting any decline in the index, in the case of an option on an index. Accordingly, when the Portfolio writes a put option it is exposed to a risk of loss in the event the value of the underlying securities falls below the exercise price, which loss potentially may substantially exceed the amount of option premium received by the Portfolio for writing the put option. The Portfolio will write a put option on a security or a securities index only if the Portfolio would be willing to purchase the security at the exercise price for investment purposes (in the case of an option on a security) or is writing the put in connection with trading strategies involving combinations of options — for example, the sale and purchase of options with identical expiration dates on the same security or index but different exercise prices (a technique called a “spread”). Writing a put option may involve substantial leverage risk.

      The Portfolio is also authorized to sell put or call options in connection with closing out call or put options it has previously purchased.

      Other than with respect to closing transactions, the Portfolio will only write call or put options that are “covered.” A put or call option will also be considered covered if the Portfolio has segregated assets with respect to such option in the manner described in “Risk Factors in Derivatives.” A call option will also be considered covered if the Portfolio owns the securities it would be required to deliver upon exercise of the option (or, in the case of an option on a securities index, securities that substantially correlate with the performance of such index) or owns a call option, warrant or convertible instrument that is immediately exercisable for, or convertible into, such security. The Portfolio may not write covered call options in underlying securities in an amount exceeding 15% of the market value of its total assets.

      Types of Options. The Portfolio may engage in transactions in options on securities or securities indices on exchanges and in the over-the-counter (“OTC”) markets. In general, exchange-traded options have standardized exercise prices and expiration dates and require the parties to post margin against their obligations, and the performance of the parties' obligations in connection with such options is guaranteed by the exchange or a related clearing corporation. OTC options have more flexible terms negotiated between the buyer and seller, but generally do not require the parties to post margin and are subject to greater credit risk. OTC options also involve greater liquidity risk. See “Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives.”

Futures

      The Portfolio may engage in transactions in futures and options thereon. Futures are standardized, exchange traded contracts that obligate a purchaser to take delivery, and a seller to make delivery, of a specific amount of an asset at a specified future date at a specified price. No price is paid upon entering into a futures contract. Rather, upon purchasing or selling a futures contract the Portfolio is required to deposit collateral (“margin”) equal to a percentage (generally less than 10%) of the contract value. Each day thereafter until the futures position is closed, the Portfolio will pay additional margin representing any loss experienced as a result of the futures position the prior day or be entitled to a payment representing any profit experienced as a result of the futures position the prior day. Futures involve substantial leverage risk.

      The sale of a futures contract limits the Portfolio's risk of loss through a decline in the market value of portfolio holdings correlated with the futures contract prior to the futures contract's expiration date. In the event the market value of the portfolio holdings correlated with the futures contract increases rather than decreases, however, the Portfolio will realize a loss on the futures position and a lower return on the portfolio holdings than would have been realized without the purchase of the futures contract.

      The purchase of a futures contract may protect the Portfolio from having to pay more for securities as a consequence of increases in the market value for such securities during a period when the Portfolio was attempting to identify specific securities in which to invest in a market the Portfolio believes to be attractive. In the event that such securities decline in value or the Portfolio determines not to complete an anticipatory hedge transaction relating to a futures contract, however, the Portfolio may realize a loss relating to the futures position.

      The Portfolio will limit transactions in futures and options on futures to financial futures contracts (i.e., contracts for which the underlying asset is a currency or securities or interest rate index) purchased or sold for hedging purposes (including anticipatory hedges). The Portfolio will further limit transactions in futures and options on futures to the extent necessary to prevent the Portfolio from being deemed a “commodity pool” under regulations of the Commodity Futures Trading Commission.

Foreign Exchange Transactions

      The Portfolio may engage in spot and forward foreign exchange transactions, purchase and sell options on currencies and purchase and sell currency futures and related options thereon (collectively, “Currency

Instruments”) for purposes of hedging against the decline in the value of currencies in which its portfolio holdings are denominated against the U.S. dollar.

      Forward Foreign Exchange Transactions. Forward foreign exchange transactions are OTC contracts to purchase or sell a specified amount of a specified currency or multinational currency unit at a price and future date set at the time of the contract. Spot foreign exchange transactions are similar but require current, rather than future, settlement. The Portfolio will enter into foreign exchange transactions only for purposes of hedging either a specific transaction or a portfolio position. The Portfolio may enter into a foreign exchange transaction for purposes of hedging a specific transaction by, for example, purchasing a currency needed to settle a security transaction or selling a currency in which the Portfolio has received or anticipates receiving a dividend. The Portfolio may enter into a foreign exchange transaction for purposes of hedging a portfolio position by selling forward a currency in which a portfolio position of the Portfolio is denominated or by purchasing a currency in which the Portfolio anticipates acquiring a portfolio position in the near future. Forward foreign exchange transactions involve substantial currency risk, and also involve credit and liquidity risk.

      Currency Futures. The Portfolio may also hedge against the decline in the value of a currency against the U.S. dollar through use of currency futures or options thereon. Currency futures are similar to forward foreign exchange transactions except that futures are standardized, exchange-traded contracts. See “Futures” above. Currency futures involve substantial currency risk, and also involve leverage risk.

      Currency Options. The Portfolio may also hedge against the decline in the value of a currency against the U.S. dollar through the use of currency options. Currency options are similar to options on securities, but in consideration for an option premium the writer of a currency option is obligated to sell (in the case of a call option) or purchase (in the case of put option) a specified amount of a specified currency on or before the expiration date for a specified amount of another currency. The Portfolio may engage in transactions in options on currencies either on exchanges or OTC markets. See “Types of Options” and “Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives.” Currency options involve substantial currency risk, and may also involve credit, leverage or liquidity risk.

      Limitations on Currency Hedging. The Portfolio will not speculate in Currency Instruments. Accordingly, the Portfolio will not hedge a currency in excess of the aggregate market value of the securities which it owns (including receivables for unsettled securities sales), or has committed to or anticipates purchasing, which are denominated in such currency. The Portfolio may, however, hedge a currency by entering into a transaction in a Currency Instrument denominated in a currency other than the currency being hedged (a “cross-hedge”). The Portfolio will only enter into a cross-hedge if the Investment Adviser believes that (i) there is a demonstrable high correlation between the currency in which the cross-hedge is denominated and the currency being hedged, and (ii) executing a cross-hedge through the currency in which the cross-hedge is denominated will be significantly more cost-effective or provide substantially greater liquidity than executing a similar hedging transaction by means of the currency being hedged.

      Risk Factors in Hedging Foreign Currency Risks. Hedging transactions involving Currency Instruments involve substantial risks, including correlation risk. While the Portfolio's use of Currency Instruments to effect hedging strategies is intended to reduce the volatility of the net asset value of the Portfolio's shares, the net asset value of the Portfolio's shares will fluctuate. Moreover, although Currency Instruments will be used with the intention of hedging against adverse currency movements, transactions in Currency Instruments involve the risk that anticipated currency movements will not be accurately predicted and that the Portfolio's hedging strategies will be ineffective. To the extent that the Portfolio hedges against anticipated currency movements that do not occur, the Portfolio may realize losses and decrease its total return as the result of its hedging transactions. Furthermore, the Portfolio will only engage in hedging activities from time to time and may not be engaging in hedging activities when movements in currency exchange rates occur.

      In connection with its trading in forward foreign currency contracts, the Portfolio will contract with a foreign or domestic bank, or foreign or domestic securities dealer, to make or take future delivery of a specified amount of a particular currency. There are no limitations on daily price moves in such forward contracts, and banks and dealers are not required to continue to make markets in such contracts. There have been periods during which certain banks or dealers have refused to quote prices for such forward contracts or have quoted prices with an unusually wide spread between the price at which the bank or dealer is prepared to buy and that at which it is prepared to sell. Governmental imposition of credit controls might limit any such forward contract trading. With respect to its trading of forward contracts, if any, the Portfolio will be subject to the risk of bank or dealer failure and the inability of, or refusal by, a bank or dealer to perform with respect to such contracts. Any such default would deprive the Portfolio of any profit potential or force the Portfolio to cover its commitments for resale, if any, at the then market price and could result in a loss to the Portfolio.

      It may not be possible for the Portfolio to hedge against currency exchange rate movements, even if correctly anticipated, in the event that (i) the currency exchange rate movement is so generally anticipated that the Portfolio is not able to enter into a hedging transaction at an effective price, or (ii) the currency exchange rate movement relates to a market with respect to which Currency Instruments are not available (such as certain developing markets) and it is not possible to engage in effective foreign currency hedging.

Risk Factors in Derivatives

      Derivatives are volatile and involve significant risks, including:

Credit risk — the risk that the counterparty on a Derivative transaction will be unable to honor its financial obligation to the Portfolio.

Currency risk — the risk that changes in the exchange rate between two currencies will adversely affect the value (in U.S. dollar terms) of an investment.

Leverage risk — the risk associated with certain types of investments or trading strategies (such as borrowing money to increase the amount of investments) that relatively small market movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.

Liquidity Risk — the risk that certain securities may be difficult or impossible to sell at the time that the seller would like or at the price that the seller believes the security is currently worth.

      Use of Derivatives for hedging purposes involves correlation risk. If the value of the Derivative moves more or less than the value of the hedged instruments the Portfolio will experience a gain or loss which will not be completely offset by movements in the value of the hedged instruments.

      The Portfolio intends to enter into transactions involving Derivatives only if there appears to be a liquid secondary market for such instruments or, in the case of illiquid instruments traded in OTC transactions, such instruments satisfy the criteria set forth below under “Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives.” However, there can be no assurance that, at any specific time, either a liquid secondary market will exist for a Derivative or the Portfolio will otherwise be able to sell such instrument at an acceptable price. It may therefore not be possible to close a position in a Derivative without incurring substantial losses, if at all.

      Certain transactions in Derivatives (such as forward foreign exchange transactions, futures transactions or sales of put options) involve substantial leverage risk and may expose the Portfolio to potential losses, that exceed the amount originally invested by the Portfolio. When the Portfolio engages in such a transaction, the Portfolio will deposit in a segregated account at its custodian liquid securities with a value at least equal to the Portfolio's exposure, on a mark-to-market basis, to the transaction (as calculated pursuant to requirements of the Securities and Exchange Commission). Such segregation will ensure that the Portfolio has assets available to satisfy its obligations with respect to the transaction, but will not limit the Portfolio's exposure to loss.

Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives

      Certain Derivatives traded in OTC markets, including indexed securities and OTC options, involve substantial liquidity risk. The absence of liquidity may make it difficult or impossible for the Portfolio to sell such instruments promptly at an acceptable price. The absence of liquidity may also make it more difficult for the Portfolio to ascertain a market value for such instruments. The Portfolio will therefore acquire illiquid OTC instruments (i) if the agreement pursuant to which the instrument is purchased contains a formula price at which the instrument may be terminated or sold, or (ii) for which the Investment Adviser anticipates the Portfolio can receive on each business day at least two independent bids or offers, unless a quotation from only one dealer is available, in which case that dealer's quotation may be used.

      Because Derivatives traded in OTC markets are not guaranteed by an exchange or clearing corporation and generally do not require payment of margin, to the extent that the Portfolio has unrealized gains in such instruments or has deposited collateral with its counterparty the Portfolio is at risk that its counterparty will become bankrupt or otherwise fail to honor its obligations. The Portfolio will attempt to minimize the risk that a counterparty will become bankrupt or otherwise fail to honor its obligations by engaging in transactions in

Derivatives traded in OTC markets only with financial institutions which have substantial capital or which have provided the Portfolio with a third-party guaranty or other credit enhancement.

Additional Limitations on the Use of Derivatives

      The Portfolio may not use any Derivative to gain exposure to an asset or class of assets that it would be prohibited by its investment restrictions from purchasing directly.

When Issued Securities, Delayed Delivery Securities and Forward Commitments

      The Portfolio may purchase or sell securities that it is entitled to receive on a when issued basis. The Portfolio may also purchase or sell securities on a delayed delivery basis. The Portfolio may also purchase or sell securities through a forward commitment. These transactions involve the purchase or sale of securities by the Portfolio at an established price with payment and delivery taking place in the future. The Portfolio enters into these transactions to obtain what is considered an advantageous price to the Portfolio at the time of entering into the transaction. The Portfolio has not established any limit on the percentage of its assets that may be committed in connection with these transactions. When the Portfolio purchases securities in these transactions, the Portfolio segregates liquid securities in an amount equal to the amount of its purchase commitments.

      There can be no assurance that a security purchased on a when issued basis will be issued or that a security purchased or sold through a forward commitment will be delivered. The value of securities in these transactions on the delivery date may be more or less than the Portfolio's purchase price. The Portfolio may bear the risk of a decline in the value of the security in these transactions and may not benefit from an appreciation in the value of the security during the commitment period.

Borrowing and Leverage

      The use of leverage by the Portfolio creates an opportunity for greater total return, but, at the same time, creates special risks. For example, leveraging may exaggerate changes in the net asset value of Portfolio shares and in the yield on the Portfolio's portfolio. Although the principal of such borrowings will be fixed, the Portfolio's assets may change in value during the time the borrowings are outstanding. Borrowings will create interest expenses for the Portfolio which can exceed the income from the assets purchased with the borrowings. To the extent the income or capital appreciation derived from securities purchased with borrowed funds exceeds the interest the Portfolio will have to pay on the borrowings, the Portfolio's return will be greater than if leverage had not been used. Conversely, if the income or capital appreciation from the securities purchased with such borrowed funds is not sufficient to cover the cost of borrowing, the return to the Portfolio will be less than if leverage had not been used, and therefore the amount available for distribution to shareholders as dividends and other distributions will be reduced. In the latter case, the Investment Adviser in its best judgment nevertheless may determine to maintain the Portfolio's leveraged position if it expects that the benefits to the Portfolio's shareholders of maintaining the leveraged position will outweigh the current reduced return.

      Certain types of borrowings by the Portfolio may result in the Portfolio being subject to covenants in credit agreements relating to asset coverage, portfolio composition requirements and other matters. It is not anticipated that observance of such covenants would impede the Investment Adviser from managing the Portfolio's portfolio in accordance with the Portfolio's investment objective and policies. However, a breach of any such covenants not cured within the specified cure period may result in acceleration of outstanding indebtedness and require the Portfolio to dispose of portfolio investments at a time when it may be disadvantageous to do so.

      The Portfolio at times may borrow from affiliates of the Investment Adviser, provided that the terms of such borrowings are no less favorable than those available from comparable sources of funds in the marketplace.

Standby Commitment Agreements

      The Portfolio may enter into standby commitment agreements. These agreements commit the Portfolio, for a stated period of time, to purchase a stated amount of securities which may be issued and sold to the Portfolio at the option of the issuer. The price of the security is fixed at the time of the commitment. At the time of entering into the agreement, the Portfolio is paid a commitment fee, regardless of whether or not the security is ultimately issued. The Portfolio will enter into such agreements for the purpose of investing in the security underlying the commitment at a price that is considered advantageous to the Portfolio. The Portfolio will not enter into a standby commitment with a remaining term in excess of 90 days and will limit its investment in such commitments so that the aggregate purchase price of securities subject to such commitments, together with the value of portfolio securities subject to legal restrictions on resale that affect their marketability, will not exceed 15% of its net assets taken at the time of the commitment. The Portfolio segregates liquid assets in an aggregate amount equal to the purchase price of the securities underlying the commitment.

      There can be no assurance that the securities subject to a standby commitment will be issued, and the value of the security, if issued, on the delivery date may be more or less than its purchase price. Since the issuance of the security underlying the commitment is at the option of the issuer, the Portfolio may bear the risk of a decline in the value of such security and may not benefit from an appreciation in the value of the security during the commitment period.

      The purchase of a security subject to a standby commitment agreement and the related commitment fee will be recorded on the date on which the security can reasonably be expected to be issued, and the value of the security thereafter will be reflected in the calculation of the Portfolio's net asset value. The cost basis of the security will be adjusted by the amount of the commitment fee. In the event the security is not issued, the commitment fee will be recorded as income on the expiration date of the standby commitment.

      Repurchase Agreements. The Portfolio may invest in securities pursuant to repurchase agreements. Repurchase agreements may be entered into only with a member bank of the Federal Reserve System or primary dealer in U.S. Government securities or an affiliate thereof. Under such agreements, the bank or primary dealer or an affiliate thereof agrees, upon entering into the contract with the Portfolio, to repurchase the security at a mutually agreed upon time and price in a specific currency, thereby determining the yield during the term of the agreement. This insulates the Portfolio from fluctuations in the market value of the underlying security during such period although to the extent the repurchase agreement is not denominated in U.S. dollars, the Portfolio's return may be affected by currency fluctuations. Repurchase agreements usually cover short periods, such as under one week. The Portfolio may not invest more than 15% of its net assets (together with other illiquid securities) in repurchase agreements maturing in more than seven days. Repurchase agreements may be construed to be collateralized loans by the purchaser to the seller secured by the securities transferred to the purchaser. The Portfolio will require the seller to provide additional collateral if the market value of the securities falls below the repurchase price at any time during the term of the repurchase agreement. In the event of default by the seller under a repurchase agreement construed to be a collateralized loan, the underlying securities are not owned by the Portfolio but only constitute collateral for the seller's obligation to pay the repurchase price. Therefore, the Portfolio may suffer time delays and incur costs or possible losses in connection with the disposition of the collateral. In the event of a default under such a repurchase agreement, instead of the contractual fixed rate of return, the rate of return to the Portfolio shall be dependent upon intervening fluctuations of the market value of such securities and the accrued interest on the securities. In such event, the Portfolio would have rights against the seller for breach of contract with respect to any losses arising from market fluctuations following the failure of the seller to perform.

Junk Bonds

      The Portfolio may invest in junk bonds. Junk bonds are debt securities that are rated below investment grade by the major rating agencies or are unrated securities that Portfolio management believes are of comparable quality.

      Although junk bonds generally pay higher rates of interest than investment grade bonds, they are high-risk investments that may cause income and principal losses for the Portfolio. The major risks in junk bond investments include the following:

      Junk bonds may be issued by less creditworthy companies. These securities are vulnerable to adverse changes in the issuer's industry and to general economic conditions. Issuers of junk bonds may be unable to meet their interest or principal payment obligations because of an economic downturn, specific issuer developments or the unavailability of additional financing.

      The issuers of junk bonds may have a larger amount of outstanding debt relative to their assets than issuers of investment grade bonds. If the issuer experiences financial stress, it may be unable to meet its debt obligations. The issuer's ability to pay its debt obligations also may be lessened by specific issuer developments, or the unavailability of additional financing.

      Junk bonds are frequently ranked junior in claims by other creditors. If the issuer cannot meet its obligations, the senior obligations are generally paid off before the junior obligations.

      Junk bonds frequently have redemption features that permit an issuer to repurchase the security from the Portfolio before it matures. If an issuer redeems the junk bonds, the Portfolio may have to invest the proceeds in bonds with lower yields and may lose income.

      Prices of junk bonds are subject to extreme price fluctuations. Negative economic developments may have a greater impact on the prices of junk bonds than on other higher rated fixed-income securities.

      Junk bonds may be less liquid than higher rated fixed-income securities even under normal economic conditions. There are fewer dealers in the junk bond market, and there may be significant differences in the prices quoted for junk bonds by the dealers. Because they are less liquid, judgment may play a greater role in valuing certain of the Portfolio's portfolio securities than in the case of securities trading in a more liquid market.

      The Portfolio may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting issuer.

Other Investment Policies, Practices and Risk Factors

      Securities Lending. The Portfolio may lend securities from its portfolio with a value not exceeding 33 1/3% of its total assets (subject to investment restriction (5) below) to banks, brokers and other financial institutions. In return, the Portfolio receives collateral in an amount equal to at least 100% of the current market value of the loaned securities. Where the Portfolio receives securities as collateral for the loaned securities, the Portfolio typically receives the income on both the loaned securities and the collateral and, as a result, the Portfolio's yield may increase. Where the Portfolio receives cash collateral, it may invest such collateral and retain the amount earned on such investment, net of any amount rebated to the borrower. The Portfolio may receive a fee for its loans. Loans of securities are terminable at any time and the borrower, after notice, is required to return borrowed securities within five business days. The Portfolio may pay reasonable finder's, lending agent, administrative and custodial fees in connection with its loans. In the event that the borrower defaults on its obligation to return borrowed securities because of insolvency or for any other reason, the Portfolio could experience delays and costs in gaining access to the collateral. The Portfolio also could suffer a loss where the value of the collateral falls below the market value of the borrowed securities, in the event of borrower default or in the event of losses on investments made with cash collateral.

      Illiquid or Restricted Securities. The Portfolio may invest up to 15% of its net assets in securities that lack an established secondary trading market or otherwise are considered illiquid. Liquidity of a security relates to the ability to dispose easily of the security and the price to be obtained upon disposition of the security, which may be less than would be obtained for a comparable more liquid security. Illiquid securities may trade at a discount from comparable, more liquid investments. Investment of the Portfolio's assets in illiquid securities may restrict the ability of the Portfolio to dispose of its investments in a timely fashion and for a fair price as well as its ability to take advantage of market opportunities. The risks associated with illiquidity will be particularly acute where the Portfolio's operations require cash, such as when the Portfolio redeems shares or pays dividends, and could result in the Portfolio borrowing to meet short term cash requirements or incurring capital losses on the sale of illiquid investments.

      The Portfolio may invest in securities that are not registered under the Securities Act or that are subject to trading restrictions under the laws of a foreign jurisdiction (“restricted securities”). Restricted securities may be sold in private placement transactions between the issuers and their purchasers and may be neither listed on an exchange nor traded in other established markets. In many cases, privately placed securities may not be freely transferable under the laws of the applicable jurisdiction or due to contractual restrictions on resale. As a result of the absence of a public trading market, privately placed securities may be less liquid and more difficult to value than publicly traded securities. To the extent that privately placed securities may be resold in privately negotiated transactions, the prices realized from the sales, due to illiquidity, could be less than those originally paid by the Portfolio or less than their fair market value. In addition, issuers whose securities are not publicly traded may not be subject to the disclosure and other investor protection requirements that may be applicable if their securities were publicly traded. If any privately placed securities held by the Portfolio are required to be registered under the securities laws of one or more jurisdictions before being resold, the Portfolio may be required to bear the expenses of registration. Certain of the Portfolio's investments in private placements may consist of direct investments and may include investments in smaller, less-seasoned issuers, which may involve greater risks. These issuers may have limited product lines, markets or financial resources, or they may be dependent on a limited management group. In making investments in such securities, the Portfolio may obtain access to material nonpublic information which may restrict the Portfolio's ability to conduct portfolio transactions in such securities.

      144A Securities. The Portfolio may purchase restricted securities that can be offered and sold to “qualified institutional buyers” under Rule 144A under the Securities Act. The Board of Trustees has determined to treat as liquid Rule 144A securities that are either freely tradable in their primary markets offshore or have been determined to be liquid in accordance with the policies and procedures adopted by the Portfolio's Board of Trustees. The Board of Trustees has adopted guidelines and delegated to the Investment Adviser the daily function of determining and monitoring liquidity of restricted securities. The Board of Trustees, however, will retain sufficient oversight and be ultimately responsible for the determinations. Since it is not possible to predict with assurance exactly how this market for restricted securities sold and offered under Rule 144A will continue to develop, the Board of Trustees will carefully monitor the Portfolio's investments in these securities. This investment practice could have the effect of increasing the level of illiquidity in the Portfolio to the extent that qualified institutional buyers become for a time uninterested in purchasing these securities.

      Suitability. The economic benefit of an investment in the Portfolio depends upon many factors beyond the control of the Portfolio, the Investment Adviser and its affiliates. Because of its emphasis on equity securities in a particular economic sector, the Portfolio should be considered a vehicle for diversification and not as a balanced investment program. The suitability for any particular investor of a purchase of interests in the Portfolio will depend upon, among other things, such investor's investment objectives and such investor's ability to accept the risks associated with investing in such equity securities, including the risk of loss of principal.

Investment Restrictions

      The Trust has adopted the following restrictions and policies relating to the investment of the Portfolio's assets and activities, which are fundamental policies and may not be changed with respect to the Portfolio without the approval of the holders of a majority of the Portfolio's outstanding voting securities (which for this purpose and under the Investment Company Act means the lesser of (i) 67% of the shares represented at a meeting at which more than 50% of the outstanding shares are represented or (ii) more than 50% of the Portfolio's outstanding shares). Under the fundamental investment restrictions, the Portfolio may not:

(1) Make any investment inconsistent with the Portfolio's classification as a diversified company under the Investment Company Act.

(2) Invest more than 25% of its total assets, taken at market value, in the securities of issuers in any particular industry or group of industries (excluding the U.S. Government and its agencies and instrumentalities), except that the Portfolio will, during normal market conditions, invest at least 25% of its total assets in the financial services sector, a group of industries that includes banking, mortgage lending and servicing, securities and commodities trading, investment management, insurance, providing financial guarantees, leasing, credit card servicing and lending.

(3) Make investments for the purpose of exercising control or management.

(4) Purchase or sell real estate, except that, to the extent permitted by applicable law, the Portfolio may invest in securities directly or indirectly secured by real estate or interests therein or issued by companies that invest in real estate or interests therein.

(5) Make loans to other persons, except that the acquisition of bonds, debentures or other corporate debt securities and investment in government obligations, commercial paper, pass-through instruments, certificates of deposit, bankers' acceptances, repurchase agreements or any similar instruments shall not be deemed to be the making of a loan, and except further that the Portfolio may lend its portfolio securities, provided that the lending of portfolio securities may be made only in accordance with applicable law and the guidelines set forth in its Prospectus and Statement of Additional Information, as they may be amended from time to time.

(6) Issue senior securities to the extent such issuance would violate applicable law.

(7) Borrow money, except that (i) the Portfolio may borrow from banks (as defined in the Investment Company Act) in amounts up to 33 1/3% of its total assets (including the amount borrowed), (ii) the Portfolio may, to the extent permitted by applicable law, borrow up to an additional 5% of its total assets for temporary purposes, (iii) the Portfolio may obtain such short term credit as may be necessary for the clearance of purchases and sales of portfolio securities and (iv) the Portfolio may purchase securities on margin to the extent permitted by applicable law. The Portfolio may not pledge its assets other than to secure such borrowings or, to the extent permitted by the Portfolio's investment policies as set forth in the Prospectus and this Statement of Additional Information, as they may be amended from time to time, in connection with hedging transactions, short sales, when-issued and forward commitment transactions, and similar investment strategies.

(8) Underwrite securities of other issuers except insofar as the Portfolio technically may be deemed an underwriter under the Securities Act in selling portfolio securities.

(9) Purchase or sell commodities or contracts on commodities, except to the extent that the Portfolio may do so in accordance with applicable law and the Portfolio's Prospectus and Statement of Additional Information, as they may be amended from time to time, and without registering as a commodity pool operator under the Commodity Exchange Act.

      The Trust has adopted non-fundamental investment restrictions that may be changed with respect to the Portfolio by the Board of Trustees without shareholder approval. Under the non-fundamental investment restrictions, the Portfolio may not:

(a) Purchase securities of other investment companies, except to the extent permitted by applicable law. As a matter of policy, however, the Portfolio will not purchase shares of any registered open-end investment company or registered unit investment trust, in reliance on Section 12(d)(1)(F) or (G) (the “fund of funds” provisions) of the Investment Company Act at any time the Portfolio's shares are owned by another investment company that is part of the same group of investment companies as the Portfolio.

(b) Make short sales of securities or maintain a short position, except to the extent permitted by applicable law. The Portfolio currently does not intend to engage in short sales, except short sales “against the box.”

(c) Invest in securities that cannot be readily resold because of legal or contractual restrictions or that cannot otherwise be marketed, redeemed or put to the issuer or a third party, if at the time of acquisition more than 15% of its total assets would be invested in such securities. This restriction shall not apply to securities that mature within seven days or securities that the Board of Trustees has otherwise determined to be liquid pursuant to applicable law. Securities purchased in accordance with Rule 144A under the Securities Act and determined to be liquid by the Trust's Board of Trustees are not subject to the limitations set forth in this investment restriction.

(d) Notwithstanding fundamental investment restriction (7) above, borrow amounts in excess of 20% of its total assets taken at market value (including the amount borrowed), and then only from banks as a temporary measure for extraordinary or emergency purposes such as the redemption of Portfolio shares.

(e) Invest more than 5% of its assets in debt securities rated below investment grade by a nationally recognized rating agency (e.g., rated below Baa by Moody's or BBB by “S&P” or in unrated debt securities that, in the judgment of the Investment Adviser, possess similar credit characteristics as debt securities rated investment grade or debt securities rated below investment grade (commonly known as “junk bonds”).

(f) Change its policy of investing, under normal circumstances, at least 80% of its net assets in equity securities of U.S. and foreign financial services companies unless the Portfolio provides its investors with at least 60 days prior notice of such change.

      In addition, the Portfolio will not purchase securities while borrowings are outstanding except to honor prior commitments and to exercise subscription rights.

      In addition, to comply with tax requirements for qualification as a “regulated investment company,” the Portfolio's investments generally will be limited in a manner such that at the close of each quarter of each fiscal year, (a) not more than 25% of the Portfolio's total assets are invested in the securities of a single issuer (other than U.S. government securities or securities of other regulated investment companies), and (b) with regard to at least 50% of the value of the Portfolio's total assets, not more than 5% of the value of its total assets are invested in the securities of a single issuer and such issuer's securities held by the Portfolio represent not more than 10% of outstanding voting securities of such issuer. For purposes of this restriction, the Portfolio will regard each state and each political subdivision, agency or instrumentality of such state and each multi-state agency of which such state is a member and each public authority which issues securities on behalf of a private entity as a separate issuer, except that if the security is backed only by the assets and revenues of a non-government entity then the entity with the ultimate responsibility for the payment of interest and principal may be regarded as the sole issuer. These tax-related limitations may be changed by the Board of Trustees to the extent necessary to comply with changes to the Federal tax requirements.

      The staff of the Commission has taken the position that purchased OTC options and the assets used as cover for written OTC options are illiquid securities. Therefore, the Portfolio has adopted an investment policy pursuant to which it will not purchase or sell OTC options (including OTC options on futures contracts) if, as a result of such transactions, the sum of the market value of OTC options currently outstanding which are held by the Portfolio, the market value of the securities underlying OTC call options currently outstanding which were sold by the Portfolio and margin deposits on the Portfolio's existing OTC options exceeds 15% of the total assets of the Portfolio, taken at market value, together with all other assets of the Portfolio which are illiquid or are otherwise not readily marketable.

     However, if an OTC option is sold by the Portfolio to a primary U.S. government securities dealer recognized by the Federal Reserve Bank of New York and if the Portfolio has the unconditional contractual right to repurchase such OTC option from the dealer at a predetermined price, then the Portfolio will treat as illiquid such amount of the underlying securities as is equal to the repurchase price less the amount by which the option is “in-the-money” (i.e., current market value of the underlying security minus the option's strike price). The repurchase price with the primary dealers is typically a formula price which is generally based on a multiple of the premium received for the option, plus the amount by which the option is “in-the-money.” This policy as to OTC options is not a fundamental policy of the Trust and may be amended by the Board, without the approval of the Trust's shareholders. However, the Trust will not change or modify this policy prior to the change or modification by the Commission staff of its position.

      Because of the affiliation of Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) with the Investment Adviser, the Portfolio is prohibited from engaging in certain transactions involving Merrill Lynch, the Investment Adviser, or any of its affiliates except for brokerage transactions permitted under the Investment Company Act involving only usual and customary commissions or transactions pursuant to an exemptive order under the Investment Company Act. Without such an exemptive order, the Portfolio would be prohibited from engaging in portfolio transactions with Merrill Lynch or any of its affiliates acting as principal.

      If a percentage restriction on the investment or use of assets set forth above is adhered to at the time a transaction is effected, later changes in percentages resulting from changing values will not be considered a violation.

Portfolio Turnover

      The Investment Adviser will effect portfolio transactions without regard to the time the securities have been held, if in its judgment such transactions are advisable in light of a change in circumstances of a particular company or within a particular industry or in general market, economic or financial conditions. As a result of the Portfolio's investment policies, the Portfolio may engage in a substantial number of portfolio transactions and the Portfolio's portfolio turnover rate may vary greatly from year to year or during periods within a year. The portfolio turnover rate is calculated by dividing the lesser of the Portfolio's annual sales or purchases of portfolio securities (exclusive of purchases or sales of all securities with maturities at the time of acquisition of one year or less) by the monthly average value of the securities in the portfolio during the year. A high portfolio turnover may result in negative tax consequences, such as an increase in capital gains dividends. High portfolio turnover may also involve correspondingly greater transaction costs in the form of dealer spreads and brokerage commissions, which are borne directly by the Portfolio.

Item 13.  Management of the Registrant.

Trustees and Officers

      The Board of Trustees of the Trust consists of eight individuals, seven of whom are not “interested persons” of the Trust as defined in the Investment Company Act (the “non-interested Directors/Trustees”). The same individuals serve as Directors of the Global Financial Services Fund. The Board of Trustees are responsible for the overall supervision of the operations of the Trust and perform the various duties imposed on the trustees of investment companies by the Investment Company Act.

      Information about the Trustees, executive officers and the portfolio manager of the Trust, including their ages and their principal occupations for at least the last five years, is set forth below. Unless otherwise noted, the address of each Trustee, executive officer and the portfolio manager is P.O. Box 9011, Princeton, New Jersey 08543-9011.

      TERRY K. GLENN (61) — President and Trustee(1)(2) — Chairman (Americas Region) of the Investment Adviser since 2001; Executive Vice President of the Investment Adviser and its affiliate, Merrill Lynch Investment Managers, L.P. (“MLIM”), since 1983; President, Merrill Lynch Mutual Funds since 1999; Executive Vice President and Director of Princeton Services, Inc. (“Princeton Services”) since 1993; President of FAM Distributors, Inc. (“FAMD” or the “Distributor”) since 1986 and Director thereof since 1991; President of Princeton Administrators, L.P. (“Princeton Administrators”) since 1988; Director of Financial Data Services, Inc. (“FDS”) since 1995.

      RONALD W. FORBES (61) — Trustee(2)(3) — 1400 Washington Avenue, Albany, New York 12222. Professor Emeritus of Finance, School of Business, State University of New York at Albany since 2000 and Professor thereof from 1989 to 2000; International Consultant, Urban Institute, Washington, D.C. from 1995 to 1999.

      CYNTHIA A. MONTGOMERY (49) — Trustee(2)(3) — Harvard Business School, Soldiers Field Road, Boston, Massachusetts 02163. Professor, Harvard Business School since 1989; Associate Professor, J.L. Kellogg Graduate School of Management, Northwestern University from 1985 to 1989; Assistant Professor, Graduate School of Business Administration, the University of Michigan from 1979 to 1985; Director, UnumProvident Corporation since 1990 and Director of Newell Rubbermaid Inc. since 1995.

      CHARLES C. REILLY (70) — Trustee(2)(3) — 9 Hampton Harbor Road, Hampton Bays, New York 11946. Self-employed financial consultant since 1990; President and Chief Investment Officer of Verus Capital, Inc. from 1979 to 1990; Senior Vice President of Arnhold and S. Bleichroeder, Inc. from 1973 to 1990; Adjunct Professor, Columbia University Graduate School of Business from 1990 to 1991; Adjunct Professor, Wharton School, University of Pennsylvania, from 1989 to 1990; Partner, Small Cities Cable Television from 1986 to 1997.

      KEVIN A. RYAN (69) — Trustee(2)(3) — 127 Commonwealth Avenue, Chestnut Hill, Massachusetts 02467. Founder and currently Director Emeritus of The Boston University Center for the Advancement of Ethics and Character and Director thereof from 1989 to 1999; Professor from 1982 to 1999 and currently Professor Emeritus of Education at Boston University since 1999; formerly taught on the faculties of the University of Chicago, Stanford University and Ohio State University.

      ROSCOE S. SUDDARTH (66) — Trustee(2)(3) — 7403 MacKenzie Court, Bethesda, Maryland 20817. Former President, Middle East Institute from 1995 to 2001; Foreign Service Officer, United States Foreign Service from 1961 to 1995; Career Minister from 1989 to 1995; Deputy Inspector General, U.S. Department of State, from 1991 to 1994; U.S. Ambassador to the Hashemite Kingdom of Jordon from 1987 to 1990.

      RICHARD R. WEST (63) — Trustee(2)(3) — Box 604, Genoa, Nevada 89411. Professor of Finance since 1984, and Dean from 1984 to 1993, and currently Dean Emeritus of New York University Leonard N. Stern School of Business Administration; Director of Bowne & Co., Inc. (financial printers), Vornado Realty Trust, Inc. (real estate holding company), and Alexander's Inc. (real estate company).

      EDWARD D. ZINBARG (67) — Trustee(2)(3) — 5 Hardwell Road, Short Hills, New Jersey 07078-2117. Self-employed financial consultant since 1994; Executive Vice President of The Prudential Insurance Company of America from 1988 to 1994; former Director of Prudential Reinsurance Company and former Trustee of The Prudential Foundation.

      JAMES ELLMAN (33) — First Vice President and Portfolio Manager(1)(2) — Managing Director of the Investment Adviser since 1999; First Vice President of the Investment Adviser since 1999; Portfolio Manager with AIM Advisors, Inc. and its predecessors from 1995 to 1999.

      ROBERT C. DOLL, JR. (46) — Senior Vice President(1)(2) — President of the Investment Adviser and MLIM since October 2001; Director of Princeton Services since October 2001; Co-Head (Americas Region) of the Investment Adviser and MLIM from 2000 to 2001 and Senior Vice President thereof from 1999 to 2001; Chief Investment Officer of Oppenheimer Funds, Inc. in 1999 and Executive Vice President thereof from 1991 to 1999.

      DONALD C. BURKE (41) — Vice President and Treasurer(1)(2) — First Vice President of the Investment Adviser and MLIM since 1997 and Treasurer thereof since 1999; Senior Vice President and Treasurer of Princeton Services since 1999; Vice President of FAMD since 1999; Vice President of Investment Adviser and MLIM from 1990 to 1997; Director of Taxation of the Investment Adviser since 1990.

      IRA P. SHAPIRO (38) — Secretary(1)(2) — First Vice President of the Investment Adviser since 1998; Director (Legal Advisory) of the Investment Adviser from 1997 to 1998; Vice President of the Investment Adviser from 1996 to 1997; Attorney with the Investment Adviser and MLIM from 1993 to 1996.

(1)	Interested person, as defined in the Investment Company Act, of the Trust.

(2)	Such Director or officer is a director, trustee or officer of certain other investment companies for which the Investment Adviser or MLIM, or its affiliates, acts as the investment adviser.

(3)	Member of the Fund's and Trust's Audit and Nominating Committee (the “Committee”) which is responsible for the selection of the independent auditors and the selection and nomination of each non-interested Director/Trustee.

      As of January 4, 2002, the Trustees and officers of the Trust as a group (12 persons) owned an aggregate of less than 1% of the outstanding shares of common stock of Merrill Lynch & Co., Inc. (“ML & Co.”), and owned an aggregate of less than 1% of the outstanding shares of the Trust.

Compensation of Trustees

      Merrill Lynch Global Financial Services Fund, Inc. (the “Fund”), the registered investment company which invests all of its assets in the Portfolio, and the Trust pay each individual who serves as a non-interested Director/Trustee (each a “non-interested Director/Trustee”) a fee of $3,000 per year plus $500 per Board meeting attended in person. The Fund and the Trust also compensate each member of the Committee with a fee of $500 per Audit meeting attended in person; the Co-Chairmen of the Committee each receive an additional annual fee of $1,000 per year. The Fund and the Trust reimburse each non-interested Director/Trustee for out-of-pocket expenses relating to attendance at Board and Committee meetings. For the fiscal year ended September 30, 2001, $44,917 was paid to non-interested Directors/Trustees that were allocated to the Trust.

      The following table shows the compensation earned by the non-interested Directors/Trustees with respect to the Fund/Portfolio for the fiscal year ended September 30, 2001 and the aggregate compensation paid to non-interested Directors/Trustees from all registered investment companies advised by FAM and its affiliate, MLIM (“FAM/MLIM-Advised Funds”) for the calendar year ended December 31, 2001.

		Pension or		Aggregate Compensation
		Retirement		From Fund/Trust and Other
		Benefits	Estimated	FAM/MLIM-
		Accrued	Annual	Advised Funds
	Compensation	as Part of	Benefits Upon	Paid to
Name of Trustee	From Fund/Trust**	Fund/Trust Expenses	Retirement	Director/Trustee(1)

Ronald W. Forbes	$3,800	None	None	$293,400

Cynthia A. Montgomery	$3,300	None	None	$234,567

Charles C. Reilly	$3,800	None	None	$293,400

Kevin A. Ryan	$3,300	None	None	$261,067

Richard R. West	$3,300	None	None	$261,067

Roscoe S. Suddarth*	$3,300	None	None	$250,633

Edward D. Zinbarg*	$3,300	None	None	$250,633

(1)	Messrs. Forbes, Reilly, Ryan and Ms. Montgomery each serve on the boards of 46 FAM/MLIM-Advised Funds consisting of 55 portfolios. Mr. West serves on the board of 49 FAM/MLIM-Advised Funds consisting of 66 portfolios. Messrs. Suddarth and Zinbarg each serve on the boards of 46 FAM/MLIM-Advised Funds consisting of 55 portfolios.

*	Messrs. Suddarth and Zinbarg were each elected Director/Trustee of the Fund/Trust on July 10, 2000.

Directors of the Fund and Trustees of Trust may purchase Class A shares of the Fund at net asset value. See "Purchase of Shares—Reduced Initial Sales Charges—Purchase Privilege of Certain Persons" in the Statement of Additional Information.

Code of Ethics

      The Board of Trustees of the Trust and the Board of Directors of the Fund have approved a Code of Ethics under Rule 17j-1 of the Investment Company Act which covers the Trust, the Fund, the Investment Adviser, the Sub-Adviser and the Placement Agent. The Code of Ethics establishes procedures for personal investing and restricts certain transactions. Employees subject to the Code of Ethics may invest in securities for their personal investment accounts, including securities that may be purchased or held by the Fund or the Trust.

Item 14.  Control Persons and Principal Holders of Securities.

      The Fund, a Maryland corporation, controls the Portfolio. As of January 4, 2002, the Fund beneficially owned 100% of the currently outstanding interests of the Portfolio. As of the same date, Merrill Lynch Trust Co. FSB TTEE FBO Merrill Lynch and Merrill Lynch Trust Company owned beneficially or of record 10% and 14% of the Fund's Class A shares, respectively. The address of each such shareholder is 800 Scudders Mill Road, Plainsboro, NJ 08536.

      All holders of interests (“Holders”) are entitled to vote in proportion to the amount of their interest in a Portfolio or in the Trust, as the case may be. There is no cumulative voting. Accordingly, the Holder or Holders of more than 50% of the aggregate beneficial interests of the Trust would be able to elect all the Trustees. With respect to the election of Trustees and ratification of accountants the shareholders of separate Portfolios vote together; they generally vote separately by Portfolios on other matters.

Item 15.  Investment Advisory and Other Services.

      The Trust has entered into a investment advisory agreement with the Investment Adviser (the “Management Agreement” or “Investment Advisory Agreement” ). The Investment Adviser provides the Trust with investment advisory and management services. Subject to the supervision of the Board of Trustees, the Investment Adviser is responsible for the actual management of the Portfolio's portfolio and constantly reviews the Portfolio's holdings in light of its own research analysis and that from other relevant sources. The responsibility for making decisions to buy, sell or hold a particular security rests with the Investment Adviser. The Investment Adviser performs certain of the other administrative services and provides all the office space, facilities, equipment and necessary personnel for management of the Portfolio. FAM, on behalf of the Trust, has entered into a sub-advisory agreement with Merrill Lynch Asset Management U.K. Limited (“MLAM U.K.”) with respect to the Portfolio, pursuant to which MLAM U.K. provides investment advisory services with respect to all or a portion of the Portfolio's net assets. For the fiscal year ended September 30, 2001 and for the period November 26, 1999 (commencement of operations) to September 30, 2000, the Investment Adviser paid no fee to MLAM U.K. pursuant to this agreement.

      As discussed in Part A, the Investment Adviser receives for its services to the Portfolio monthly compensation at the annual rate of 0.40% of the average daily net assets of the Portfolio.

      The table below sets forth information about the total investment advisory fees paid by the Portfolio to the Investment Adviser for the periods indicated:

INVESTMENT ADVISORY FEE

Year Ending	Investment
September 30,	Advisory Fee

2000*	$228,757
2001	$422,136

*  For the period November 26, 1999 (commencement of operations) to September 30, 2000

      Payment of Portfolio Expenses. The Management Agreement obligates the Investment Adviser to provide investment advisory services and to pay, or cause its affiliate to pay, all compensation of and furnish office space for officers and employees of the Trust connected with investment and economic research, trading and investment management of the Trust, as well as the fees of all Trustees who are affiliated persons of the Investment Adviser or sub-adviser, or any of their affiliates. The Trust pays, or causes to be paid, all other expenses incurred in the operation of the Portfolio (except to the extent paid by the Placement Agent), including, among other things, taxes, expenses for legal and auditing services, costs of printing proxies, stock certificates, shareholder reports, copies of the prospectuses and statements of additional information, charges of the custodian, any sub-custodian and Transfer Agent, expenses of portfolio transactions, expenses of redemption of shares, Commission fees, expenses of registering the shares under federal, state or foreign laws, fees and out-of-pocket expenses of non-interested Trustees, accounting and pricing costs (including the daily calculation of net asset value), insurance, interest, brokerage costs, litigation and other extraordinary or non-recurring expenses, and other expenses properly payable by the Trust or the Portfolio. The Trust, on behalf of the Portfolio, entered into an agreement with State Street Bank and Trust Company (“State Street”) effective January 1, 2001 pursuant to which State Street provides accounting services to the Portfolio. The Portfolio pays a fee for these services. The Portfolio's Investment Adviser continues to provide certain accounting services to the Portfolio and the Portfolio reimburses the Investment Adviser for the costs of these services. The Placement Agent will pay certain expenses of the Portfolio incurred in connection with the offering of their interests.

      Securities held by the Portfolio may also be held by, or be appropriate investments for, other funds or investment advisory clients for which the Investment Adviser or its affiliates act as an adviser. Because of different objectives or other factors, a particular security may be bought for one or more clients of the Investment Adviser or an affiliate when one or more clients of the Investment Adviser or its affiliate are selling the same security. If purchases or sales of securities arise for considerations at or about the same time that would involve the Portfolio or other clients or funds for which the Investment Adviser or an affiliate acts as manager, transactions in such securities will be made, insofar as feasible, for the respective funds and clients in a manner deemed equitable to all. To the extent that transactions on behalf of more than one client of the Investment Adviser or an affiliate during the same period may increase the demand for securities being purchased or the supply of securities being sold, there may be an adverse effect on price.

      Accounting Services. The Fund and the Portfolio each entered into an agreement with State Street, effective January 1, 2001, pursuant to which State Street provides certain accounting services to the Fund and the Portfolio. The Fund and the Portfolio pay a fee for these services. Prior to January 1, 2001 the Investment Adviser provided accounting services to the Fund and the Portfolio, respectively, at their cost in connection with such services.

      The Investment Adviser continues to provide certain accounting services to the Fund and the Portfolio, and the Fund and the Portfolio reimburse the Investment Adviser, respectively, for the cost of these services.

      The table below shows the amounts paid by the Fund and the Portfolio to State Street and the Investment Adviser for the periods indicated:

	Fund		Portfolio

Period	Paid to State Street	Paid to Investment Adviser	Paid to State Street*	Paid to Investment Adviser

November 26, 1999 (commencement of operations) to September 30, 2000	N/A	$1,333	N/A	$71,154

Fiscal year ended September 30, 2001	$ 0**	$1,240	$51,217**	$ 6,211

*   For providing services to the Fund and the Portfolio.
** Represents payments pursuant to the agreement with State Street commencing January 1, 2001.

      Organization of the Investment Adviser. The Investment Adviser is a limited partnership, the partners of which are ML & Co., a financial services holding company and the parent of Merrill Lynch, and Princeton Services. ML & Co. and Princeton Services are “controlling persons” of the Investment Adviser as defined under the Investment Company Act because of their ownership of its voting securities or their power to exercise a controlling influence over its management or policies.

      The following entities may be considered “Controlling Persons” of MLAM U.K.: Merrill Lynch Europe PLC (MLAM U.K.'s parent), a subsidiary of Merrill Lynch International Holdings, Inc., a subsidiary of Merrill Lynch International, Inc., a subsidiary of ML & Co.

      Duration and Termination. Unless earlier terminated as described below, the Investment Advisory Agreement and sub-advisory agreement will each continue in effect for two years from their effective dates. Thereafter, they will continue in effect from year to year if approved annually (a) by the Board of Trustees or by a majority of the outstanding shares of the Portfolio and (b) by a majority of the Trustees who are not parties to such contracts or interested persons (as defined in the Investment Company Act) of any such party. Such contracts are not assignable and may be terminated by the vote of a majority of the outstanding voting securities of the Portfolio or by the Investment Adviser.

Independent Auditors

      Deloitte & Touche LLP, Two World Financial Center, New York, New York 10281-1008 has been selected as the independent auditors of the Trust. The independent auditors are responsible for auditing the annual financial statements of the Portfolio.

Accounting Services Provider

      State Street Bank and Trust Company, 500 College Road East, Princeton, New Jersey 08540, provides certain accounting services for the Portfolio.

Custodian

      Brown Brothers Harriman & Co., 40 Water Street, Boston, Massachusetts 02109 (the “Custodian”), acts as the custodian of the Portfolio's assets. Under its contract with the Trust, the Custodian is authorized, among other things, to establish separate accounts in foreign currencies and to cause foreign securities owned by the Portfolio to be held in its offices outside the United States and with certain foreign banks and securities depositors. The Custodian is responsible for safeguarding and controlling the Portfolio's cash and securities, handling the receipt and delivery of securities and collecting interest and dividends on the Portfolio's investments.

Legal Counsel

      Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, is counsel for the Trust.

Item 16.  Portfolio Transactions and Brokerage.

      Subject to policies established by the Board of Trustees, the Investment Adviser is primarily responsible for the execution of the portfolio transactions for the Portfolio and the allocation of brokerage.

      The Trust has no obligation to deal with any dealer or group of dealers in the execution of transactions in portfolio securities of the Portfolio. In executing transactions with brokers and dealers, the Investment Adviser seeks to obtain the best net results for the Portfolio, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution and operational facilities of the firm and the firm's risk in positioning a block of securities. While the Investment Adviser generally seeks reasonably competitive commission rates, the Portfolio does not necessarily pay the lowest spread or commission available.

      Subject to obtaining the best net results, dealers who provide supplemental investment research (such as information concerning tax-exempt securities, economic data and market forecasts) to the Investment Adviser may receive orders for transactions by the Portfolio. Information so received will be in addition to and not in lieu of the services required to be performed by the Portfolio under its Investment Advisory Agreement and the expense of the Investment Adviser will not necessarily be reduced as a result of the receipt of such supplemental information. Supplemental investment research obtained from such dealers might be used by the Investment Adviser in servicing all of its accounts and all such research might not be used by the Investment Adviser in connection with the Fund. Consistent upon the Conduct Rules of the NASD and policies established by the Trustees of the Portfolio, the Investment Adviser may consider sales of shares of the Portfolio and Fund as a factor in the selection of brokers or dealers to execute portfolio transactions for the Portfolio.

      The Portfolio anticipates that its brokerage transactions involving securities of issuers domiciled in countries other than the United States, will be conducted primarily on the principal stock exchanges of such countries. Brokerage commissions and other transaction costs on foreign stock exchange transactions are generally higher than in the United States, although the Portfolio will endeaveor to achieve the best net results in effecting its portfolio transactions. There is generally less governmental supervision and regulation of foreign stock exchanges and brokers than in the United States. The Portfolio's ability and decision to purchase and sell portfolio securiites may be affected by foreign laws and regulations relating to the convertibility and repatriation of assets.

      Foreign equity securities may be held by the Portfolio in the form of ADRs, EDRs, GDRs or other securities convertible into foreign equity securities. ADRs, EDRs, and GDRs may be listed on stock exchanges or traded in the OTC markets. ADRs traded in the United States, like other securities traded in the United States, will be subject to negotiated commission rates. Because the shares of the Portfolio are redeemable on a daily basis in U.S. dollars, the Portfolio intends to manage its portfolio so as to give reasonable assurance that it will be able to obtain U.S. dollars to the extent necessary to meet anticipated redemptions. Under present conditions, it is not believed that these considerations will have any significant effect on its portfolio strategy.

     Section 11(a) of the Exchange Act generally prohibits members of U.S. national securities exchanges from executing exchange transactions for their affiliates and institutional accounts that they manage unless the member (i) has obtained prior express authorization from the account to effect such transactions, (ii) at least annually furnishes the account with the aggregate compensation received by the member in effecting such transactions, and (iii) complies with any rules the Commission has prescribed with respect to the requirements of clauses (i) and (ii). To the extent Section 11(a) would apply to Merrill Lynch acting as a broker for the Portfolio in any of its portfolio transactions executed on any such securities exchange of which it is a member, appropriate consents have been obtained from the Portfolio and annual statements as to aggregate compensation will be provided to the Portfolio.

     The Board of Trustees of the Trust has considered the possibility of seeking to recapture for the benefit of the Portfolio brokerage commissions and other expenses of possible portfolio transactions by conducting portfolio transactions through affiliated entities. For example, brokerage commissions received by affiliated brokers could be offset against the advisory fees paid by the Portfolio to the Investment Adviser. After considering all factors deemed relevant, the Trustees made a determination not to seek such recapture. The Board of Trustees will reconsider this matter from time to time.

     Because of different objectives or other factors, a particular security may be bought for one or more clients of the Investment Adviser or an affiliate when one or more clients of the Investment Adviser or an affiliate are selling the same security. If purchases or sales of securities arise for consideration at or about the same time that would involve the Trust or other clients or funds for which an Investment Adviser or an affiliate acts as manager, transactions in such securities will be made, insofar as feasible, for the respective funds and clients in a manner deemed equitable to all. To the extent that transactions on behalf of more than one client of an Investment Adviser or an affiliate during the same period may increase the demand for securities being purchased or the supply or securities being sold, there may be an adverse effect on price.

      Information about the brokerage commissions paid by the Portfolio, including commissions paid to Merrill Lynch, is set forth in the following table:

Period
	Aggregate Brokerage	Commissions Paid
For the period ended September 30,	Commissions Paid	to Merrill Lynch

2000*	$161,104	$23,908
2001	$323,390	$31,015

* For the period November 26, 1999 (commencement of operations) to September 30, 2000.

For the fiscal year ended September 30, 2001 the brokerage commissions paid to Merrill Lynch represented 9.59% of the aggregate brokerage commissions paid and involved 8.64% of the Portfolio's dollar amount of transactions involving payment of commissions during the year.

      Under the Investment Company Act, persons affiliated with the Trust and persons who are affiliated with such affiliated persons are prohibited from dealing with the Trust as principal in the purchase and sale of securities unless a permissive order allowing such transactions is obtained from the Commission. Since transactions in the OTC market usually involve transactions with dealers acting as principal for their own accounts, affiliated persons of the Trust, including Merrill Lynch and any of its affiliates, will not serve as the Trust's dealer in such transactions. However, affiliated persons of the Trust may serve as its broker in listed or OTC transactions conducted on an agency basis provided that, among other things, the fee or commission received by such affiliated broker is reasonable and fair compared to the fee or commission received by non-affiliated brokers in connection with comparable transactions. In addition, the Trust may not purchase securities during the existence of any underwriting syndicate for such securities of which Merrill Lynch is a member or in a private placement in which Merrill Lynch serves as placement agent except pursuant to procedures adopted by the Board of Directors of the Trust that either comply with rules adopted by the Commission or with interpretations of the Commission staff.

Item 17.  Capital Stock and Other Securities.

      Under the Declaration of Trust that establishes the Trust, a Delaware business trust, the Trustees are authorized to issue beneficial interests in each Portfolio of the Trust. Investors are entitled to participate, in proportion to their investment, in distributions of taxable income, loss, gain and deduction with respect to the Portfolio in which they have invested. Upon liquidation or dissolution of a Portfolio, investors are entitled to share in proportion to their investment in such Portfolio's net assets available for distribution to its investors. Interests in a Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in a Portfolio generally may not be transferred.

      Each investor is entitled to a vote in proportion to the amount of its interest in a Portfolio or in the Trust, as the case may be. Investors in the Trust, or in any Portfolio, do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in the Trust may elect all of the Trustees of the Trust if they choose to do so and in such event the other investors in the Trust would not be able to elect any Trustee. The Trust is not required and has no current intention to hold annual meetings of investors but the Trust will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. The Trust will hold annual meetings when required to under the Investment Company Act or other applicable law.

      A Portfolio shall be dissolved (i) by the affirmative vote of the Holders holding not less than two-thirds of the beneficial interests in the Portfolio, at any meeting of such Holders or by an instrument in writing, without a meeting signed by a majority of the Trustees and consented to by the Holders holding not less than two-thirds of the beneficial interests in such Portfolio, or (ii) by unanimous consent of the Trustees by written notice of such dissolution to the Holders in such Portfolio. The Trust shall be dissolved upon the dissolution of the last remaining Portfolio.

      The Declaration of Trust provides that obligations of the Trust and the Portfolio are not binding upon the Trustees individually but only upon the property of the Portfolio and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office. The Declaration of Trust provides that the Trust may maintain appropriate insurance (for example, fidelity bond and errors and omissions insurance) for the protection of the Portfolio, their Holders, Trustees, officers, employees and agents covering possible tort and other liabilities. Pursuant to Section 3804 of the Delaware Business Trust Act, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Portfolio of the Trust shall be enforceable against the assets of such Portfolio only and not against the assets of the Trust generally or any other Portfolio thereof, and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other Portfolio thereof shall be enforceable against the assets of such Portfolio.

      The Trust currently consists of one Portfolio. The Trust reserves the right to create and issue interests in a number of additional Portfolios. As indicated above, Holders of each Portfolio participate equally in the earnings and assets of the particular Portfolio. Holders of each Portfolio are entitled to vote separately to approve advisory agreements or changes in investment policy, but Holders of all Portfolios vote together in the election or selection of Trustees and accountants for the Trust. Upon liquidation or dissolution of a Portfolio, the Holders of such Portfolio are entitled to share in proportion to their investment in the net assets of such Portfolio available for distribution to Holders.

Item 18.  Purchase, Redemption and Pricing of Securities.

      Beneficial interests in the Trust are not offered to the public and are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Trust may be made only by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts and certain other entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act. The number of Holders of any Portfolio shall be limited to fewer than 100. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

      The net asset value of the shares of the Portfolio is determined once daily Monday through Friday as of the close of business on the NYSE on each day the NYSE is open for trading based on prices at the time of closing. The NYSE generally closes at 4:00 p.m., Eastern time. Any assets or liabilities initially expressed in terms of non-U.S. dollar currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. The NYSE is not open for trading on New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day.

      Net asset value is computed by deducting the amount of the Portfolio's total liabilities from the value of its total assets. Expenses, including the fees payable to the Investment Adviser and Placement Agent, are accrued daily.

      Securities held in a Portfolio's portfolio that are traded on stock exchanges are valued at the last sale price on the exchange on which such securities are traded as of the close of business on the day the securities are being valued or, lacking any sales, at the last available bid price for long positions, and at the last available ask price for short positions. In cases where securities are traded on more than one exchange, the securities are valued on the exchange designated by or under the authority of the Board of Trustees as the primary market. Long positions in securities traded in the OTC market are valued at the last available bid price or yield equivalent obtained from one or more dealers or pricing services approved by the Board of Trustees of the Trust. Portfolio securities that are traded both in the OTC market and on a stock exchange are valued according to the broadest and most representative market. Short positions in securities traded in the OTC market are valued at the last available ask price. When the Portfolio writes an option, the amount of the premium received is recorded on the books of the Portfolio as an asset and an equivalent liability. The amount of the liability is subsequently valued to reflect the current market value of the option written, based upon the last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last ask price.

     Options purchased by the Portfolio are valued at their last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last bid price. The value of swaps, including caps and floors, will be determined by obtaining dealer quotations. Other investments, including financial futures contracts and related options, are stated at market value. Obligations with remaining maturities of 60 days or less are valued at amortized cost unless the Investment Adviser believes that this method no longer produces fair valuations. Repurchase agreements will be valued at cost plus accrued interest. Securities and assets for which market quotations are not readily available are generally valued at fair value as determined in good faith by or under the direction of the Trustees of the Trust. Such valuations and procedures will be reviewed periodically by the Board of Trustees of the Trust.

      Generally, trading in foreign securities, as well as U.S. Government securities and money market instruments, is substantially completed each day at various times prior to the close of business on the NYSE. The values of such securities used in computing the net asset value of the Portfolio's shares are determined as of such times. Foreign currency exchange rates are also generally determined prior to the close of business on the NYSE. Occasionally, events affecting the values of such securities and such exchange rates may occur between the times at which they are determined and the close of business on the NYSE that will not be reflected in the computation of the Portfolio's net asset value. If events materially affecting the value of such securities occur during such period, then these securities will be valued at their fair value as determined in good faith by the Trustees.

      Each investor in the Trust may add to or reduce its investment in any Portfolio on each Pricing Day. The value of each investor's interest in a Portfolio will be determined after the close of business on the NYSE

(generally 4:00 p.m., Eastern time) by multiplying the net asset value of the Portfolio by the percentage, effective for that day, that represents that investor's share of the aggregate interests in such Portfolio. Any additions or withdrawals, which are to be effected on that day, will then be effected. The investor's percentage of the aggregate beneficial interests in a Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the time or determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in such Portfolio as of 15 minutes after the close of business of the NYSE on the next Pricing Day of the Portfolio. For further information concerning the Portfolio's net asset value, and the valuation of the Portfolio's assets, see Part A.

  Redemptions.

      An investor in the Trust may withdraw all or a portion of its investment in the Portfolio on any day the NYSE is open for trading at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Portfolio. The proceeds of the withdrawal will be paid by the Portfolio normally on the business day on which the withdrawal is effected, but in any event within seven days. Investments in the Portfolio of the Trust may not be transferred.

Item 19.  Taxation of the Trust.

      The Trust is organized as a Delaware business trust. The Portfolio is treated as a separate entity for federal income tax purposes which will have the status of partnership pursuant to Treasury Regulation Section 301.7701-3(b)(1), and, thus, is not subject to federal income tax. Based upon the status of the Portfolio as a partnership, each investor in the Portfolio will be taxed on its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986 (the “Code”) and regulations promulgated thereunder.

      Although, as described above, the Portfolio will not be subject to federal income tax, it will file appropriate income tax returns. Each prospective Investor Fund which is a regulated investment company (“RIC”) will be required to agree, in its subscription agreement, that, for purposes of determining its required distribution under Code Section 4982(a), it will account for its share of its items of income, gain, loss and deduction of the Portfolio as they are taken into account by the Portfolio.

      The Portfolio may invest in futures contracts or options. Certain options, futures contracts and options on futures contracts are “section 1256 contracts.” Any gains or losses on section 1256 contracts are generally considered 60% long-term and 40% short-term capital gains or losses. Section 1256 contracts held by a portfolio at the end of each taxable year are treated for federal income tax purposes as being sold on the last business day of such year for their fair market value. When the section 1256 contract is subsequently disposed of, the actual gain or loss will be adjusted by the amount of any preceding year-end gain or loss.

      Foreign currency gains or losses from foreign denominated debt instruments or futures contracts, options, forward contracts or similar financial instruments that are not Section 1256 contracts generally will be treated as ordinary income or loss.

      Certain hedging transactions undertaken by the Portfolio may result in “straddles” for federal income tax purposes. The straddle rules may affect the character of gains (or losses) realized by the Portfolio. In addition, losses realized by the Portfolio on positions that are part of a straddle may be deferred, rather than taken into account in calculating taxable income for the taxable year in which such losses are realized. The Portfolio may make one or more of the elections available under the Code which are applicable to straddles. If the Portfolio makes any of the elections, the amount, character and timing of the recognition of gains or losses from the affected straddle positions will be determined under rules that vary according to the elections made. The rules applicable under certain of the elections operate to accelerate the recognition of gains or losses from the affected straddle positions. Additionally, the conversion transaction or constructive sale rules may apply to certain transactions (including straddles) to change the character of capital gains to ordinary income or require the recognition of income prior to sale or other disposition.

      The Portfolio may be subject to a withholding tax on dividend or interest income received from securities of a non-U.S. issuer imposed by a foreign country. The United States has entered into tax treaties with many foreign countries which entitle the Portfolio to a reduced rate of tax or exemption from tax on such income. It is impossible to determine the effective rate of foreign tax in advance since the amount of the Portfolio's assets to be invested within various countries is not known.

      The Portfolio may make investments that produce income that is not matched by a corresponding cash receipt by the Portfolio, such as investments in obligations having original issue discount or market discount (if the Portfolio elects to accrue the market discount on a current basis with respect to such instruments). Because such income may not be matched by a corresponding cash receipt, the Portfolio may be required to borrow money or dispose of other securities to be able to make distributions to investors.

      The Portfolio's taxable income will in most cases be determined on the basis of reports made to the Portfolio by the issuers of the securities in which the Portfolio invests. The tax treatment of certain securities in which the Portfolio may invest is not free from doubt, and it is possible that an Internal Revenue Service examination of the issuers of such securities or of the Portfolio could result in adjustments to the income of the Portfolio.

      Under the Trust, the Portfolio is managed in compliance with the provisions of the Code applicable to RICs as though such requirements were applied at the Portfolio level. Thus, consistent with its investment objective, the Portfolio will meet the income and diversification of assets tests of the Code applicable to RICs.

Item 20.  Underwriters.

      The exclusive Placement Agent for the Portfolio of the Trust is FAMD, an affiliate of the Investment Adviser and of Merrill Lynch, which receives no compensation for serving in this capacity. The Placement Agent is located at P.O. Box 9081, Princeton, New Jersey 08543-9081. Investment companies, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolio.

Item 21.  Calculation of Performance Data.

      Beneficial interests in the Trust are not offered to the public and are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Accordingly, the Trust will not advertise the Portfolio's performance. However, certain of the Trust's Holders may from time to time advertise their performance, which will be based upon the Trust's performance.

      Total return figures are based on historical performance and are not intended to indicate future performance. Average annual total return is determined in accordance with a formula specified by the Commission.

      Average annual total return quotations for the specified periods are computed by finding the average annual compounded rates of return (based on net investment income and any realized and unrealized capital gains or losses on portfolio investments over such periods) that would equate the initial amount invested to the redeemable value of such investment at the end of each period. Average annual total return is computed assuming all dividends and distributions are reinvested and taking into account all applicable recurring and nonrecurring expenses.

      Annual, average annual and annualized total return and aggregate total return performance data, both as a percentage and as a dollar amount, are based on a hypothetical $1,000 investment and computed as described above, except that as required by the periods of the quotations, actual annual, annualized or aggregate data, rather than average annual data, may be quoted. Actual annual or annualized total return data generally will be lower than average annual total return data since the average rates of return reflect compounding of return; aggregate total return data generally will be higher than average annual total return data since the aggregate rates of return reflect compounding over a longer period of time.

Item 22.  Financial Statements.

      The Portfolio's financial statements are incorporated in this Part B by reference to the 2001 Annual Report for Merrill Lynch Global Financial Services Fund, Inc. You may request copies of the Annual Report at no charge by calling (800) 637-3863 between 8:00 a.m. and 8:00 p.m. Eastern time on any business day.

APPENDIX

RATINGS OF FIXED INCOME SECURITIES

Description of Moody's Investors Service Inc.'s (“Moody's”) Corporate Ratings

Aaa	Bonds that are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as “gilt edge.” Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issue.
Aa	Bonds that are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.
A	Bonds that are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.
Baa	Bonds that are rated Baa are considered as medium grade obligations; i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.
Ba	Bonds that are rated Ba are judged to have speculative elements; their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate, and therefore not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.
B	Bonds that are rated B generally lack characteristics of desirable investments. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.
Caa	Bonds that are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.
Ca	Bonds that are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.
C	Bonds that are rated C are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

      Note. Moody's may apply numerical modifiers 1, 2 and 3 in each generic rating classification from Aa through B in its corporate bond rating system. The modifier I indicates that the security ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the issue ranks in the lower end of its generic rating category.

Description of Moody's Commercial Paper Ratings

      The term “commercial paper” as used by Moody's means promissory obligations not having an original maturity in excess of nine months. Moody's makes no representations as to whether such commercial paper is by any other definition “commercial paper” or is exempt from registration under the Securities Act of 1933, as amended. Moody's commercial paper ratings are opinions of the ability of issuers to repay punctually promissory obligations not having an original maturity in excess of nine months. Moody's makes no representation that such obligations are exempt from registration under the Securities Act of 1933, nor does it represent that any specific note is a valid obligation of a rated issuer or issued in conformity with any applicable law.

      Moody's employs the following three designations, all judged to be investment grade, to indicate the relative repayment capacity of rated issuers: Issuers rated Prime-1 (or related supporting institutions) have a superior capacity for repayment of short-term promissory obligations. Prime-1 repayment capacity will normally be evidenced by the following characteristics:

•	Leading market positions in well established industries

•	High rates of return on funds employed

•	Conservative capitalization structures with moderate reliance on debt and ample asset protection

•	Broad margins in earnings coverage of fixed financial charges and high internal cash generation

•	Well established access to a range of financial markets and assured sources of alternate liquidity

      Issuers rated Prime-2 (or related supporting institutions) have a strong capacity for repayment of short-term promissory obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

      Issuers rated Prime-3 (or related supporting institutions) have an acceptable capacity for repayment of short-term promissory obligations. The effect of industry characteristics and market composition may be more pronounced. Variability in earnings and profitability may result in changes in level of debt protection measurements and the requirement for relatively high financial leverage. Adequate alternate liquidity is maintained.

      Issuers rated Not Prime do not fall within any of the Prime rating categories.

      If an issuer represents to Moody's that its commercial paper obligations are supported by the credit of another entity or entities, then the name or names of such supporting entity or entities are listed within parentheses beneath the name of the issuer, or there is a footnote referring the reader to another page for the name or names of the supporting entity or entities. In assigning ratings to such issuers, Moody's evaluates the financial strength of the indicated affiliated corporations, commercial banks, insurance companies, foreign governments or other entities, but only as one factor in the total rating assessment. Moody's makes no representation and gives no opinion on the legal validity or enforceability of any support arrangement. You are cautioned to review with your counsel any questions regarding particular support arrangements.

Description of Moody's Preferred Stock Ratings

      Because of the fundamental differences between preferred stocks and bonds, a variation of the bond rating symbols is being used in the quality ranking of preferred stocks. The symbols, presented below, are designed to avoid comparison with bond quality in absolute terms. It should always be borne in mind that preferred stocks occupy a junior position to bonds within a particular capital structure and that these securities are rated within the universe of preferred stocks.

      Preferred stock rating symbols and their definitions are as follows:

aaa	An issue that is rated “aaa” is considered to be a top-quality preferred stock. This rating indicates good asset protection and the least risk of dividend impairment within the universe of preferred stocks.
aa	An issue that is rated “aa” is considered a high-grade preferred stock. This rating indicates that there is reasonable assurance that earnings and asset protection will remain relatively well maintained in the foreseeable future.

a	An issue that is rated “a” is considered to be an upper-medium grade preferred stock. While risks are judged to be somewhat greater than in the “aaa” and “aa” classifications, earnings and asset protection are, nevertheless, expected to be maintained at adequate levels.
baa	An issue that is rated “baa” is considered to be medium grade, neither highly protected nor poorly secured. Earnings and asset protection appear adequate at present but may be questionable over any great length of time.
ba	An issue that is rated “ba” is considered to have speculative elements and its future cannot be considered well assured. Earnings and asset protection may be very moderate and not well safeguarded during adverse periods. Uncertainty of position characterizes preferred stocks in this class.
b	An issue that is rated “b” generally lacks the characteristics of a desirable investment. Assurance of dividend payments and maintenance of other terms of the issue over any long period of time may be small.
caa	An issue that is rated “caa” is likely to be in arrears on dividend payments. This rating designation does not purport to indicate the future status of payments.
ca	An issue that is rated “ca” is speculative in a high degree and is likely to be in arrears on dividends with little likelihood of eventual payment.
c	This is the lowest rated class of preferred or preference stock. Issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

      Note: Moody's may apply numerical modifiers 1, 2 and 3 in each rating classification from “aa” through “b” in its preferred stock rating system. The modifier 1 indicates that the security ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the issue ranks in the lower end of its generic rating category.

Description of Standard & Poor's (“Standard & Poor's”) Corporate Debt Ratings

      A Standard & Poor's corporate or municipal rating is a current assessment of the creditworthiness of an obligor with respect to a specific obligation. This assessment may take into consideration obligors such as guarantors, insurers, or lessees.

      The debt rating is not a recommendation to purchase, sell or hold a security, inasmuch as it does not comment as to market price or suitability for a particular investor.

      The ratings are based on current information furnished by the issuer or obtained by Standard & Poor's from other sources it considers reliable. Standard & Poor's does not perform an audit in connection with any rating and may, on occasion, rely on unaudited financial information. The ratings may be changed, suspended or withdrawn as a result of changes in, or unavailability of, such information or for other reasons.

      The ratings are based, in varying degrees, on the following considerations: (1) likelihood of default-capacity and willingness of the obligor as to the timely payment of interest and repayment of principal in accordance with the terms of the obligation; (2) nature of and provisions of the obligation; and (3) protection afforded by, and relative position of, the obligation in the event of bankruptcy, reorganization or other arrangement under the laws of bankruptcy and other laws affecting creditors' rights.

AAA	Debt rated AAA has the highest rating assigned by Standard & Poor's. Capacity to pay interest and repay principal is extremely strong.
AA	Debt rated AA has a very strong capacity to pay interest and repay principal and differs from the highest-rated issues only in small degree.
A	Debt rated A has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher-rated categories.

BBB	Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than for debt in higher-rated categories. Debt rated BB, B, CCC, CC and C are regarded as having predominantly speculative characteristics with respect to capacity to pay interest and repay principal. BB indicates the least degree of speculation and C the highest degree of speculation. While such debt will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.
BB	Debt rated BB has less near-term vulnerability to default than other speculative grade debt. However, it faces major ongoing uncertainties or exposure to adverse business, financial or economic conditions which could lead to inadequate capacity to meet timely interest and principal payment. The BB rating category is also used for debt subordinated to senior debt that is assigned an actual or implied BBB-rating.
B	Debt rated B has a greater vulnerability to default but presently has the capacity to meet interest payments and principal repayments. Adverse business, financial or economic conditions would likely impair capacity or willingness to pay interest and repay principal. The B rating category is also used for debt subordinated to senior debt that is assigned an actual or implied BB or BB-rating.
CCC	Debt rated CCC has a current identifiable vulnerability to default, and is dependent upon favorable business, financial and economic conditions to meet timely payments of interest and repayments of principal. In the event of adverse business, financial or economic conditions, it is not likely to have the capacity to pay interest and repay principal. The CCC rating category is also used for debt subordinated to senior debt that is assigned an actual or implied B or B-rating.
CC	The rating CC is typically applied to debt subordinated to senior debt which is assigned an actual or implied CCC rating.
C	The rating C is typically applied to debt subordinated to senior debt which is assigned an actual or implied CCC-debt rating. The C rating may be used to cover a situation where a bankruptcy petition has been filed but debt service payments are continued.
CI	The rating CI is reserved for income bonds on which no interest is being paid.
D	Debt rated D is in default. The D rating is assigned on the day an interest or principal payment is missed. The D rating also will be used upon the filing of a bankruptcy petition if debt service payments are jeopardized.

      Plus (+) or minus (-): The ratings from AA to CCC may be modified by the addition of a plus or minus sign to show relative standing within the major ratings categories.

      Provisional ratings: The letter “p” indicates that the rating is provisional. A provisional rating assumes the successful completion of the project being financed by the debt being rated and indicates that payment of debt service requirements is largely or entirely dependent upon the successful and timely completion of the project. This rating, however, while addressing credit quality subsequent to completion of the project, makes no comment on the likelihood or risk of default upon failure of such completion. The investor should exercise judgment with respect to such likelihood and risk.

L	The letter “L” indicates that the rating pertains to the principal amount of those bonds to the extent that the underlying deposit collateral is insured by the Federal Savings & Loan Insurance Corp. or the Federal Deposit Insurance Corp. and interest is adequately collateralized.
*	Continuance of the rating is contingent upon Standard & Poor's receipt of an executed copy of the escrow agreement or closing documentation confirming investments and cash flows.
NR	Indicates that no rating has been requested, that there is insufficient information on which to base a rating or that Standard & Poor's does not rate a particular type of obligation as a matter of policy.

      Debt obligations of issuers outside the United States and its territories are rated on the same basis as domestic corporate and municipal issues. The ratings measure the creditworthiness of the obligor but do not take into account currency exchange and related uncertainties.

      Bond Investment Quality Standards: Under present commercial bank regulations issued by the Comptroller of the Currency, bonds rated in the top four categories (“AAA,” “AA,” “A,” “BBB,” commonly known as “investment grade” ratings) are generally regarded as eligible for bank investment. In addition, the laws of various states governing legal investments impose certain rating or other standards for obligations eligible for investment by savings banks, trust companies, insurance companies and fiduciaries generally.

Description of Standard & Poor's Commercial Paper Ratings

      A Standard & Poor's commercial paper rating is a current assessment of the likelihood of timely payment of debt having an original maturity of no more than 365 days. Ratings are graded into four categories, ranging from “A” for the highest quality obligations to “D” for the lowest. The four categories are as follows:

A	Issues assigned this highest rating are regarded as having the greatest capacity for timely payment. Issues in this category are delineated with the numbers 1, 2 and 3 to indicate the relative degree of safety.
A-l	This designation indicates that the degree of safety regarding timely payment is either overwhelming or very strong. Those issues determined to possess overwhelming safety characteristics are denoted with a plus (+) sign designation.
A-2	Capacity for timely payment on issues with this designation is strong. However, the relative degree of safety is not as high as for issues designated “A-l.”
A-3	Issues carrying this designation have a satisfactory capacity for timely payment. They are however, somewhat more vulnerable to the adverse effects of changes in circumstances than obligations carrying the higher designations.
B	Issues rated “B” are regarded as having only adequate capacity for timely payment. However, such capacity may be damaged by changing conditions or short-term adversities.
C	This rating is assigned to short-term debt obligations with a doubtful capacity for payment.
D	This rating indicates that the issue is either in default or is expected to be in default upon maturity.

      The commercial paper rating is not a recommendation to purchase or sell a security. The ratings are based on current information furnished to Standard & Poor's by the issuer or obtained from other sources it considers reliable. The ratings may be changed, suspended, or withdrawn as a result of changes in or unavailability of such information.

Description of Standard & Poor's Preferred Stock Ratings

      A Standard & Poor's preferred stock rating is an assessment of the capacity and willingness of an issuer to pay preferred stock dividends and any applicable sinking fund obligations. A preferred stock rating differs from a bond rating inasmuch as it is assigned to an equity issue, which issue is intrinsically different from, and subordinated to, a debt issue. Therefore, to reflect this difference, the preferred stock rating symbol will normally not be higher than the bond rating symbol assigned to, or that would be assigned to, the senior debt of the same issuer.

      The preferred stock ratings are based on the following considerations:

I.	Likelihood of payment — capacity and willingness of the issuer to meet the timely payment of preferred stock dividends and any applicable sinking fund requirements in accordance with the terms of the obligation.

II.	Nature of, and provisions of, the issue.

III.	Relative position of the issue in the event of bankruptcy, reorganization, or other arrangements affecting creditors' rights.

AAA	This is the highest rating that may be assigned by Standard & Poor's to a preferred stock issue and indicates an extremely strong capacity to pay the preferred stock obligations.
AA	A preferred stock issue rated “AA” also qualifies as a high-quality fixed income security. The capacity to pay preferred stock obligations is very strong, although not as overwhelming as for issues rated “AAA.”
A	An issue rated “A” is backed by a sound capacity to pay the preferred stock obligations, although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions.
BBB	An issue rated “BBB” is regarded as backed by an adequate capacity to pay the preferred stock obligations. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to make payments for a preferred stock in this category than for issues in the “A” category.
BB, B, CCC	Preferred stock rated “BB,” “B,” and “CCC” are regarded, on balance, as predominantly B, speculative with respect to the issuer's capacity to CCC pay preferred stock obligations. “BB” indicates the lowest degree of speculation and “CCC” the highest degree of speculation. While such issues will likely have some quality and protection characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.
CC	The rating “CC” is reserved for a preferred stock issue in arrears on dividends or sinking fund payments but that is currently paying.
C	A preferred stock rated “C” is a non-paying issue.
D	A preferred stock rated “D” is a non-paying issue with the issuer in default on debt instruments.
NR	Indicates that no rating has been requested, that there is insufficient information on which to base a rating, or that S&P does not rate a particular type of obligation as a matter of policy.

      Plus (+) or minus (-): To provide more detailed indications of preferred stock quality, the ratings from “AA” to “CCC” may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

      The preferred stock ratings are not a recommendation to purchase or sell a security, inasmuch as market price is not considered in arriving at the rating. Preferred stock ratings are wholly unrelated to Standard Poor's earnings and dividend rankings for common stocks.

      The ratings are based on current information furnished to Standard & Poor's by the issuer, and obtained by Standard & Poor's from other sources it considers reliable. The ratings may be changed, suspended, or withdrawn as a result of changes in, or unavailability of, such information.

PART C.  OTHER INFORMATION

Item 23.  Exhibits.

Exhibit
Number		Description

1	(a)	Declaration of Trust of Registrant.(a)
1	(b)	Certificate of Trust.(a)
1	(c)	Amendment to Declaration of Trust.(a)
1	(d)	Certificate of Amendment to Certificate of Trust.(a)
2		Amended and Restated By-Laws of Registrant.(b)
3		Instrument Defining Rights of Shareholders. Incorporated by reference to Exhibits 1 and 2 above.
4	(a)	Management Agreement between the Registrant, on behalf of Global Financial Services Portfolio, and Fund Asset Management, L.P.(g)
4	(b)	Sub-Advisory Agreement between Fund Asset Management, L.P. and Merrill Lynch Asset Management U.K. Limited.(g)
5		Placement Agent Agreement between the Registrant and FAM Distributors, Inc.(g)
6		Not applicable.
7		Custody Agreement between Brown Brothers Harriman & Co. and the Registrant.*
8	(a)	Form of Second Amended and Restated Credit Agreement Between the Trust, a syndicate of banks and certain other parties.(f)
8	(b)	Administrative Services Agreement between Registrant and State Street Bank and Trust Company.(h)
9		Not applicable.
10	(a)	Consent of Deloitte & Touche LLP, independent auditors for the Registrant.*
10	(b)	Consent of Shearman & Sterling, counsel for the Registrant.*
11		Not applicable.
12		Certificate of Holders of Beneficial Interests.(a)
13		Not applicable.
14		Not applicable.
15		Not applicable.
16	(a)	Powers of Attorney.(d)
16	(b)	Merrill Lynch Code of Ethics.(e)

(a)	Incorporated by reference to identically numbered exhibit to the Registrant's initial Registration Statement under the Investment Company Act of 1940 (the "ICA")on Form N-1A (File No. 811-09633) filed on October 18, 1999.
(b)	Incorporated by reference to Exhibit 2(b) to the Registrant's initial Registration Statement under the ICA on Form N-1A (File No. 811-09633) filed on October 18, 1999.
(c)	Incorporated by reference to Exhibit B to the Issuer Tender Offer on Form TO under the Securities Exchange Act of 1934 of Merrill Lynch Senior Floating Rate Fund, Inc. filed on December 14, 2000 (file No. 333-15973).
(d)	Incorporated by reference to Exhibit 14(b) to Post-Effective Amendment No. 16 to the Registration Statement under the Securities Act of 1933, as amended (the "Securities Act") on Form N-1A of Merrill Lynch Strategic Dividend Fund (File Nos. 33-14517 and 811-5178) filed on November 28, 2000.
(e)	Incorporated by reference to Exhibit 16 to Post-Effective Amendment No. 2 to the Registration Statement under the Securities Act on Form N-1A of Mercury International Fund of Mercury Funds, Inc. filed on September 12, 2000 (File Nos. 333-56203 and 811-08797).
(f)	Incorporated by reference to Exhibit (b)(2) to the Issuer Tender Offer Statement on Schedule TO under the Securities Exchange Act of 1934 of Merrill Lynch Senior Floating Rate Fund, Inc. filed on December 14, 2001 (File No. 333-39837).
(g)	Incorporated by reference to identically numbered exhibit to Amendment No. 2 to Registrant's Registration Statement on Form N-1A (File No. 811-09633), filed on January 24, 2001.
(h)	Incorporated by reference to Exhibit 8(c) to Post-Effective Amendment No. 20 to Merrill Lynch Growth Fund's Registration Statement on Form N-1A (File No. 33-10794).
*	Filed herewith.

Item 24.  Persons Controlled by or Under Common Control with Registrant.

      None

Item 25.  Indemnification.

      As permitted by Section 17(h) and (i) of the Investment Company Act of 1940, as amended (the “1940 Act”), and pursuant to Sections 8.2, 8.3 and 8.4 of Article VIII of the Registrant's Declaration of Trust (Exhibit 1(a) to this Registrant Statement), Trustees, officers, employees and agents of the Trust will be indemnified to the maximum extent permitted by Delaware law and the 1940 Act.

      Article VIII, Section 8.2 provides, among other things, that no Trustee, officer, employee or agent of the Registrant shall be liable to the Registrant, its holders, or to any other Trustee, officer, employee or agent for any action or omission except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.

      Article VIII, Section 8.3 of the Registrant's Declaration of Trust provides:

      Section 8.3 Indemnification. The Trust shall indemnify each of its Trustees, officers, employees, and agents (including persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Trustee, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his duties, such liabilities and expenses being liabilities belonging to the Series out of which such claim for indemnification arises; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition or, in the absence of a judicial determination, by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that he did not engage in such conduct, which determination shall be made by a majority of a quorum of Trustees who are neither interested persons of the Registrant (within the meaning of the 1940 Act) nor parties to the action, suit or proceeding, or by written opinion from independent legal counsel approved by the Trustees. The rights accruing to any Person under these provisions shall not exclude any other right to which he may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the Trust Property. The Trustees may make advance payments in connection with indemnification under this Section 8.3; Provided that any advance payment of expenses by the Trust to any Trustee, officer, employee or agent shall be made only upon the undertaking by such Trustee, officer, employee or agent to repay the advance unless it is ultimately determined that he is entitled to indemnification as above provided, and only if one of the following conditions is met:

(a) the Trustee, officer, employee or agent to be indemnified provides a security for his undertaking; or

(b) the Trust shall be insured against losses arising by reason of any lawful advances; or

(c) there is a determination, based on a review of readily available facts, that there is reason to believe that the Trustee, officer, employee or agent to be indemnified ultimately will be entitled to indemnification, which determination shall be made by:

(i) a majority of a quorum of Trustees who are neither Interested Persons of the Trust nor parties to the Proceedings; or

(ii) an independent legal counsel in a written opinion.

      Article VIII, Section 8.4 of the Registrant's Declaration of Trust further provides:

Section 8.4. No Protection Against Certain 1940 Act Liabilities. Nothing contained in Sections 8.1, 8.2 or 8.3 hereof shall protect any Trustee or officer of the Trust from any liability to the Trust or its Holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Nothing contained in Sections 8.1, 8.2 or 8.3 hereof or in any agreement of the character described in Section 4.1 or 4.2 hereof shall protect any Investment Adviser to the Trust or any Series against any liability to the Trust or any Series to which he would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties to the Trust or Series, or by reason of his or its reckless disregard to his or its obligations and duties under the agreement pursuant to which he serves as Investment Adviser to the Trust or any Series.

      As permitted by Article VIII, Section 8.7, the Registrant may insure its Trustees and officers against certain liabilities, and certain costs of defending claims against such Trustees and officers, to the extent such Trustees and officers are not found to have committed conduct constituting conflict of interest, intentional non-compliance with statutes or regulations or dishonest, fraudulent or criminal acts or omissions. The Registrant will purchase an insurance policy to cover such indemnification obligation. The insurance policy also will insure the Registrant against the cost of indemnification payments to Trustees and officers under certain circumstances. Insurance will not be purchased that protects, or purports to protect, any Trustee or officer from liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of duty.

      The Registrant hereby undertakes that it will apply the indemnification provisions of its Declaration of Trust and Bylaws in a manner consistent with Release No. 11330 of the Securities and Exchange Commission under the 1940 Act so long as the interpretation of Section 17(h) and 17(i) of such Act remain in effect and are consistently applied.

Item 26.  Business and Other Connections of Investment Adviser.

      Set forth below is a list of each executive officer and partner of the Investment Adviser indicating each business, profession, vocation or employment of a substantial nature in which each such person or entity has been engaged since November 1999 for his, her or its own account or in the capacity of director, officer, partner or trustee.

	Position(s) with	Other Substantial Business
Name	the Investment Adviser	Profession, Vocation or Employment

Merrill Lynch & Co., Inc.

(“ML & Co.”)	Limited Partner	Financial Services Holding Company; Limited Partner of Merrill Lynch Investment Managers, L.P. (“MLIM”)
Princeton Services, Inc.

(“Princeton Services”)	General Partner	General Partner of MLIM

Robert C. Doll, Jr.	President	President of MLIM; Co-Head (America's Region) of the Manager from 1999-2001; Director of Princeton Services, Inc. (“Princeton Services”); Chief Investment Officer of Oppenheimer Funds, Inc. in 1999 and Executive Vice President thereof from 1991 to 1999

	Position(s) with	Other Substantial Business
Name	the Investment Adviser	Profession, Vocation or Employment

Terry K. Glenn	Chairman (America's Region) and Executive Vice President	President, Merrill Lynch Mutual Funds; Executive Vice President of MLIM; Executive Vice President and Director of Princeton Services; President and Managing Director of FAM Distributors, Inc. (“FAMD”); Director of Financial Data Services (“FDS”); President of Princeton Administrators, L.P. (“Princeton Administrators”)
Donald C. Burke	First Vice President, Treasurer and Director of Taxation	First Vice President and Treasurer of MLIM; Senior Vice President and Treasurer of Princeton Services; Vice President of FAMD

	Position(s) with	Other Substantial Business
Name	the Investment Adviser	Profession, Vocation or Employment

Philip L. Kirstein	General Counsel	General Counsel of MLIM; Senior Vice President, Director, General Counsel and Secretary of Princeton Services

Debra W. Landsman-Yaros	Senior Vice President	Senior Vice President of MLIM; Senior Vice President of Princeton Services; Vice President of FAMD

Stephen M. M. Miller	Senior Vice President	Executive Vice President of Princeton Administrators; Senior Vice President of Princeton Services

Mary E. Taylor	Head (America's Region)	Head (America's Region) Of FAM; Vice President of ML & Co.; President and Chief Operating Officer of MLIM Canada

      Mr. Glenn is President and Mr. Burke is Vice President and Treasurer of all or substantially all of the investment companies described in the following two paragraphs, and Messrs. Doll and Giordano are officers of one or more such companies.

      FAM acts as the investment adviser for the following open-end registered investment companies: CBA Money Fund, CMA Government Securities Fund, CMA MultiState Municipal Series Trust, CMA Tax-Exempt Fund, CMA Treasury Fund, Financial Institutions Series Trust, Master Basic Value Trust, Master Focus Twenty Trust, Master Large Cap Series Trust, Master Mid Cap Growth Trust, Master Premier Growth Trust, Master Small Cap Value Trust, Master U.S. High Yield Trust, Mercury Global Holdings, Inc., Mercury HW Funds, Merrill Lynch Bond Fund, Inc., Merrill Lynch California Municipal Series Trust, Merrill Lynch Focus Value Fund, Merrill Lynch Funds for Institutions Series, Merrill Lynch Large Cap Growth Focus Fund of Mercury V.I. Funds, Inc., Merrill Lynch Multi-State Limited Maturity Municipal Series Trust, Merrill Lynch Multi-State Municipal Series Trust, Merrill Lynch Municipal Bond Fund, Inc., Merrill Lynch U.S. Government Mortgage Fund, Merrill Lynch World Income Fund, Inc., The Asset Program, Inc., The Corporate Fund Accumulation Program, Inc., The Municipal Fund Accumulation Program, Inc., and for the following closed-end registered investment companies: Apex Municipal Fund, Inc., Corporate High Yield Fund, Inc., Corporate High Yield Fund II, Inc., Corporate High Yield Fund III, Inc., Debt Strategies Fund, Inc., Master Senior Floating Rate Trust, Merrill Lynch Municipal Strategy Fund, Inc., MuniAssets Fund, Inc., MuniEnhanced Fund, Inc., MuniHoldings Fund, Inc., MuniHoldings Fund II, Inc., MuniHoldings California Insured Fund Inc., MuniHoldings Florida Insured Fund, MuniHoldings Insured Fund, Inc., MuniHoldings Insured Fund II, Inc., MuniHoldings Michigan Insured Fund II, Inc., MuniHoldings New Jersey Insured Fund, Inc., MuniHoldings New York Insured Fund, Inc., MuniInsured Fund, Inc., MuniVest Fund, Inc., MuniVest Fund II, Inc., MuniYield Arizona Fund, Inc., MuniYield California Fund Inc., MuniYield California Insured Fund, Inc., MuniYield California Insured Fund II, Inc., MuniYield Florida Fund, MuniYield Florida Insured Fund, MuniYield Insured Fund, Inc., MuniYield Michigan Fund, Inc., MuniYield Michigan Insured Fund, Inc., MuniYield New Jersey Fund, Inc., MuniYield New Jersey Insured Fund, Inc., MuniYield New York Insured Fund, Inc., MuniYield Pennsylvania Insured Fund, MuniYield Quality Fund, Inc., MuniYield Quality Fund II, Inc. Quantitative Master Series Trust, and Senior High Income Portfolio, Inc.

      MLIM acts as the investment adviser for the following open-end registered investment companies: Global Financial Services Master Trust, Merrill Lynch Balanced Capital Fund, Inc., Merrill Lynch Developing Capital Markets Fund, Inc., Merrill Lynch Disciplined Equity Fund, Inc., Merrill Lynch Dragon Fund, Inc., Merrill Lynch Emerging Markets Debt Fund, Inc., Merrill Lynch Equity Income Fund, Merrill Lynch EuroFund, Merrill Lynch Fundamental Growth Fund, Inc., Merrill Lynch Global Allocation Fund, Inc., Merrill Lynch Global Bond Fund for Investment and Retirement, Merrill Lynch Global Growth Fund, Inc., Merrill Lynch Global Small Cap Fund, Inc., Merrill Lynch Global Technology Fund, Inc., Merrill Lynch Global Value Fund, Inc., Merrill Lynch Healthcare Fund, Inc., Merrill Lynch Index Funds, Inc., Merrill Lynch International Equity Fund, Merrill Lynch Latin America Fund Trust, Merrill Lynch Municipal Series Trust, Merrill Lynch Natural Resources Trust, Merrill Lynch Ready Assets Trust, Merrill Lynch Real Estate Fund, Inc., Merrill Lynch Retirement Series Trust, Merrill Lynch Series Fund, Inc., Merrill Lynch Short-Term Global Income Fund, Inc., Merrill Lynch Short-Term U.S. Government Fund, Inc., Merrill Lynch U.S. Treasury Money Fund, Merrill Lynch U.S.A Government Reserves, Merrill Lynch Utilities and Telecommunications Fund, Inc., Merrill Lynch Variable Series Funds, Inc., and The Asset Program, Inc.; and for the following closed-end registered investment companies: Merrill Lynch High Income Municipal Bond Fund, Inc. and Merrill Lynch Senior Floating Rate Fund, Inc. and The S&P 500® Protected Equity Fund, Inc. MLIM also acts as sub-adviser to Merrill Lynch World Strategy Portfolio and Merrill Lynch Basic Value Equity Portfolio, two investment portfolios of EQ Advisors Trust.

     Merrill Lynch Asset Management U.K. Limited ("MLAM U.K.") acts as sub-adviser for the following registered investment companies: Corporate High Yield Fund, Inc., Corporate High Yield Fund II, Inc., Corporate High Yield Fund III, Inc., Debt Strategies Fund, Inc., Global Financial Services Master Trust, Master Focus Twenty Trust, Master Large Cap Series Trust, Master Mid Cap Growth Trust, Master Premier Growth Trust, Master U.S. High Yield Trust, Mercury Global Holdings, Inc., Merrill Lynch Balanced Capital Fund, Inc., Merrill Lynch Bond Fund, Inc., Merrill Lynch Developing Capital Markets Fund, Inc., Merrill Lynch Disciplined Equity Fund, Inc., Merrill Lynch Dragon Fund, Inc., Merrill Lynch Emerging Markets Debt Fund, Inc., Merrill Lynch Equity Income Fund, Merrill Lynch EuroFund, Merrill Lynch Focus Value Fund, Inc., Merrill Lynch Fundamental Growth Fund, Inc., Merrill Lynch Global Allocation Fund, Inc., Merrill Lynch Global Bond Fund for Investment and Retirement, Merrill Lynch Global Growth Fund, Inc., Merrill Lynch Global SmallCap Fund, Inc., Merrill Lynch Global Technology Fund, Inc., Merrill Lynch Global Value Fund, Inc., Merrill Lynch Growth Fund, Merrill Lynch Healthcare Fund, Inc., Merrill Lynch International Equity Fund, Merrill Lynch Latin America Fund, Inc., Merrill Lynch Natural Resources Trust, Merrill Lynch Real Estate Fund, Inc., Merrill Lynch Series Fund, Inc., Merrill Lynch Senior Floating Rate Fund, Inc., Merrill Lynch Short-Term Global Income Fund, Inc., Merrill Lynch Utilities and Telecommunications Fund, Inc., Merrill Lynch Variable Series Funds, Inc., Merrill Lynch World Income Fund, Inc., The Asset Program, Inc., The Corporate Fund Accumulation Program, Inc. and The Municipal Fund Accumulation Program, Inc. The address of each of these registered investment companies is P.O. Box 9011, Princeton, New Jersey 08543-9011. The address of MLAM U.K. is 33 King William Street, London EC4R 9AS, England.

      Set forth below is a list of each executive officer and director of MLAM U.K., indicating each business, profession, vocation or employment of a substantial nature in which each such person has been engaged since November 1999, for his or her own account or in the capacity of director, officer, partner or trustee. In addition, Messrs. Glenn and Burke are officers of one or more of the registered investment companies listed in the paragraphs of this Item 26 which denote the funds for which FAM and MLIM act as the investment adviser:

Other Substantial Business,
Name	Position(s) with MLAM U.K.	Profession, Vocation or Employment

Terry K. Glenn	Director and Chairman	Executive Vice President of MLIM and FAM; Executive Vice President and Director of Princeton Services; President and Director of FAMD; President of Princeton Administrators

Nicholas C.D. Hall	Director	Director of Mercury Asset Management, Ltd. and the Institutional Liquidity Fund, plc; First Vice President and General Counsel for Merrill Lynch Mercury Asset Management

James T. Stratford	Alternate Director	Director of Mercury Asset Management Group Ltd.; Head of Compliance, Merrill Lynch Mercury Asset Management

Donald C. Burke	Treasurer	First Vice President and Treasurer of FAM and MLIM; Director of Taxation of MLIM; Senior Vice President and Treasurer of Princeton Services; Vice President of FAMD

Carol Ann Langham	Company Secretary	None
Debra Anne Searle	Assistant Company Secretary	None

Item 27.  Principal Underwriters.

      (a)  FAMD acts as the principal underwriter for the Registrant and for each of the open-end registered investment companies referred to in the paragraphs of Item 26 except CBA Money Fund, CMA Government Securities Fund, CMA Money Fund, CMA Multi-State Municipal Series Trust, CMA Tax-Exempt Fund, CMA Treasury Fund, Global Financial Services Master Trust, Master Basic Value Trust, Master Focus Twenty Trust, Master Large Cap Series Trust, Master Mid Cap Growth Trust, Master Premier Growth Trust, Master Small Cap Value Trust, Master U.S. High Yield Trust, The Corporate Fund Accumulation Program, Inc., and The Municipal Fund Accumulation Program, Inc. FAMD acts as the principal underwriter for each of the following additional open-end registered investment companies: Mercury Basic Value Fund, Inc., Mercury Focus Twenty Fund, Inc., Mercury Global Balanced Fund of Mercury Funds, Inc., Mercury Gold and Mining Fund of Mercury Funds. Inc., Mercury International Fund of Mercury Funds, Inc., Mercury Large Cap Series Funds, Inc., Mercury Mid Cap Growth Fund, Inc., Mercury Pan-European Growth Fund of Mercury Funds, Inc., Mercury Premier Growth Fund, Inc., Mercury Small Cap Value Fund, Inc., Mercury U.S. High Yield Fund, Inc., Summit Cash Reserves Fund of Financial Institutions Series Trust, Merrill Lynch Large Cap Growth Focus Fund of Mercury V.I. Funds, Inc., Merrill Lynch Basic Value Fund, Inc., Merrill Lynch Focus Twenty Fund, Inc., Merrill Lynch Global Financial Services Fund, Inc., Merrill Lynch Internet Strategies Fund, Inc., Merrill Lynch Large Cap Series Funds, Inc., Merrill Lynch Mid Cap Growth Fund, Inc., Merrill Lynch Premier Growth Fund, Inc., Merrill Lynch Small Cap Value Fund, Inc. and Merrill Lynch U.S. High Yield Fund, Inc. FAMD also acts as the principal underwriter for the following closed-end registered investment companies: Mercury Senior Floating Rate Fund, Inc., Merrill Lynch High Income Municipal Bond Fund, Inc., Merrill Lynch Municipal Strategy Fund, Inc., Merrill Lynch Senior Floating Rate Fund, Inc.

      (b)  Set forth below is information concerning each director and officer of FAMD. The principal business address of each such person is P.O. Box 9081, Princeton, New Jersey 08543-9081, except that the address of Messrs. Breen, Crook, Fatseas and Wasel is One Financial Center, 23rd Floor, Boston, Massachusetts 02111-2665.

	Position(s) and Office(s)	Position(s) and Office(s)
Name	with FAMD	with Registrant

Terry K. Glenn	President and Director	President and Trustee

Michael G. Clark	Treasurer and Director	None

Thomas J. Verage	Director	None
Michael J. Brady	Vice President	None

William M. Breen	Vice President	None

Donald C. Burke	Vice President	Vice President and Treasurer

	Position(s) and Office(s)	Position(s) and Office(s)
Name	with FAMD	with Registrant

James T. Fatseas	Vice President	None

Debra W. Landsman-Yaros	Vice President	None

William Wasel	Vice President	None

Robert Harris	Secretary	None

      (c)  Not applicable.

Item 28.  Location of Accounts and Records.

      All accounts, books and other documents required to be maintained by Section 31(a) of the 1940 Act and the rules thereunder are maintained at the offices of the Registrant, 800 Scudders Mill Road, Plainsboro, New Jersey 08536, and its transfer agent, Financial Data Services, Inc., 4800 Deer Lake Drive East, Jacksonville, Florida 32246-6484.

Item 29.  Management Services.

      Other than as set forth under the caption “Management, Organization and Capital Structure” in the Prospectus constituting Part A of the Registration Statement and under “Management of the Registrant” in the Statement of Additional Information constituting Part B of the Registration Statement, the Registrant is not a party to any management-related service contract.

Item 30.  Undertakings.

      None.

SIGNATURES

      Pursuant to the requirements of the Investment Company Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the Township of Plainsboro, and the State of New Jersey, on the 24th day of January, 2002.

GLOBAL FINANCIAL SERVICES MASTER TRUST

(Registrant)

By:	/s/ TERRY K. GLENN

(Terry K. Glenn, President and Trustee)

INDEX TO EXHIBITS

Exhibit
Index	Description

7	Custody Agreement between Brown Brothers Harriman & Co. and the Registrant.
10(a)	Consent of Deloitte & Touche LLP, independent auditors for the Registrant.
10(b)	Consent of Shearman & Sterling, Counsel for the Registrant.